UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

ULTRA PETROLEUM CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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ULTRA PETROLEUM CORP.

400 N. Sam Houston Pkwy E.

Houston, TX 77060

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held on May 20, 2014

To the Shareholders of Ultra Petroleum Corp.:

You are cordially invited to attend the Annual and Special Meeting of Shareholders of Ultra Petroleum Corp. (the “Company”) which will be held at The Hyatt North Houston, 425 N. Sam Houston Parkway E., Houston, Texas, 77060 on Tuesday, May 20, 2014 at 10:00 a.m. Central Daylight Time (CDT) (the “Annual Meeting”), for the following purposes:

•	To elect the Board of Directors to serve until the next Annual Meeting or until their successors are duly elected and qualified;

•	To appoint Ernst & Young LLP as our independent auditor for our fiscal year ending December 31, 2014;

•	To approve and ratify the Ultra Petroleum Corp. 2015 Stock Incentive Plan;

•	To hold an advisory vote regarding executive compensation as set forth in these materials;

•	To receive our financial statements for our fiscal year ended December 31, 2013 together with the auditor’s report thereon; and

•	To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

The specific details of the matters proposed to be put before the Annual Meeting are set forth in the proxy statement accompanying and forming part of this notice.

If you are a record holder of our common stock at the close of business on April 2, 2014 (the “Record Date”), then you are entitled to notice of and to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to vote. As described in the accompanying proxy statement, you may vote by internet, by telephone or, if you receive a paper copy of the proxy card, by completing and mailing the proxy card in the postage-prepaid envelope provided with the card.

Sincerely,

/s/ Michael D. Watford

MICHAEL D. WATFORD

Chairman, President and

Chief Executive Officer

April 3, 2014

Important Notice Regarding the Availability of Proxy Materials for the

Annual and Special Meeting of Shareholders of Ultra Petroleum Corp.

to be held on Tuesday, May 20, 2014: Our Proxy Statement

and 2013 Annual Report are available free of charge at

http://materials.proxyvote.com/903914

ULTRA PETROLEUM CORP.

400 N. Sam Houston Pkwy E.

Houston, TX 77060

PROXY MATERIALS FOR THE ANNUAL MEETING

May 20, 2014:

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors (“Board”) for our 2014 Annual and Special Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be held on May 20, 2014, at 10:00 a.m. Central Daylight Time. The proxy materials, including this proxy statement, the proxy card or voting instruction form, and our 2013 annual report, are being distributed and made available to our shareholders on or about April 10, 2014.

This year, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), the Alberta Securities Commission and the order of the Yukon Superintendent of Securities dated April 1, 2014 granted pursuant to the provisions of Section 153 of the Business Corporations Act (Yukon), we are furnishing our proxy materials to most of our shareholders over the internet, unless we are otherwise instructed by the shareholder. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareholders on or about April 10, 2014. Shareholders who receive a Notice may access and review all of the information contained in our proxy materials on the website referred to in the Notice. Shareholders who receive a Notice may also request delivery of a printed set of the proxy materials by following the instructions in the Notice. We plan to mail printed copies of our proxy materials to some of our shareholders on or about April 10, 2014.

Broadridge Financial Solutions, Inc. is the approved intermediary for making our proxy materials available to our beneficial owners. Computershare, our transfer agent, is the approved intermediary for making our proxy materials available to our registered shareholders.

Questions and Answers About the Annual Meeting

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Shareholders who own common shares as of April 2, 2014 may vote at the meeting. In addition, as provided in the Business Corporations Act (Yukon), if one of our shareholders of record transfers ownership of shares after the Record Date, the transferee thereof may be entitled to vote those shares at the Annual Meeting. In order to be entitled to vote those shares, the transferee must demand in writing, at least ten days before the Annual Meeting, that the transferee’s name be included in the list of shareholders, and the transferee must also establish that the transferee is the owner of the transferred shares. There are no cumulative voting rights associated with our common shares. Each of our common shares is entitled to one vote.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF THE COMPANY’S PROXY MATERIALS INSTEAD OF PRINTED COPIES OF THE PROXY MATERIALS?

We are providing access to our proxy materials over the internet. As a result, we have mailed most of our shareholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access our proxy materials over the internet and how to request a paper copy of our proxy materials.

WHY DIDN’T I RECEIVE A NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF THE COMPANY’S PROXY MATERIALS?

We are sending paper copies of our proxy materials to some of our shareholders, including some of our registered shareholders and any of our shareholders who have previously requested paper copies of our proxy materials. Shareholders who receive paper copies of our proxy materials will not receive a Notice.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?

No. The Notice is not a proxy card or voting form. The Notice does, however, provide instructions on how to vote by the internet or by telephone. The Notice also describes how you can request a paper proxy card and how you can submit a ballot in person at the Annual Meeting.

WHAT AM I VOTING ON, AND WHAT ARE THE BOARD’S RECOMMENDATIONS?

You are voting on the following:

1.	Electing five directors to serve until the next Annual Meeting or until their successors are duly elected and qualified;

2.	Appointing Ernst & Young LLP as our independent auditor for our fiscal year ending December 31, 2014;

3.	Approving and ratifying the Ultra Petroleum Corp. 2015 Stock Incentive Plan;

4.	An advisory vote regarding executive compensation as set forth in these materials; and

5.	Such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

The Board recommends that shareholders vote:

1.	“FOR” the election of directors (Proposal 1);

2.	“FOR” appointing Ernst & Young LLP as our independent auditor for our fiscal year ending December 31, 2014 (Proposal 2);

3.	“FOR” approving and ratifying the Ultra Petroleum Corp. 2015 Stock Incentive Plan (Proposal 3); and

4.	“FOR” the resolution regarding the advisory vote on executive compensation (Proposal 4).

WHAT CONSTITUTES A QUORUM OF SHAREHOLDERS, AND WHY IS IT IMPORTANT?

A quorum is the presence at the Annual Meeting in person or by proxy of one or more shareholders holding 5% of the total common shares issued and outstanding on the Record Date. Under Yukon law, broker non-votes and abstentions count towards the establishment of a quorum. A quorum must be present for us to conduct the meeting.

HOW DO I VOTE?

You may vote by any of the following four methods:

•

Internet. Vote on the internet at http://www.investorvote.com. Follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 10:00 a.m., CDT, on Thursday, May 15, 2014.

•

Telephone. Vote by telephone by following the instructions on the Notice or, if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 10:00 a.m., CDT, on Thursday, May 15, 2014.

•

Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by Thursday, May 15, 2014.

•

Meeting. You may attend and vote at the Annual Meeting. If your shares are held in “street name” (for example, in the name of a bank, broker or other holder of record), and you plan to attend and vote at the meeting, then you must obtain a proxy executed in your favor by your holder of record to attend and vote at the meeting.

IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE FOR ME?

Under New York Stock Exchange (“NYSE”) rules, if your shares are held by your broker in “street name” and you do not vote your shares by following the instructions provided by your broker, your broker can vote your shares with respect to the appointment of Ernst & Young LLP as our independent auditors (Proposal 2) but not with respect to the election of directors, the approval of the Ultra Petroleum Corp. 2015 Stock Incentive Plan, or the advisory vote on executive compensation (Proposals 1, 3 and 4). If you do not instruct your broker how to vote your shares, and if your broker is not permitted to vote on the proposals without instructions from you, then your shares will be counted as “broker non-votes” for those proposals.

WHAT VOTE IS REQUIRED TO APPROVE EACH OF THE PROPOSALS?

•

Proposal 1, Election of Directors. In an uncontested election (like this one), nominees are elected as directors if they receive more “for” votes than “against” votes. For this proposal, abstentions and broker non-votes as to a nominee are not counted as a vote for or against the nominee, and abstentions and broker non-votes are also not counted as shares entitled to vote for the proposal. If a nominee who is a current member of our Board receives more votes “against” his election than the number of votes “for” his election, then promptly after the election results are certified, our corporate governance guidelines provide he or she must tender his or her resignation to the Board, and our Nominating and Corporate Governance Committee and our Board will address the proposed resignation according to the procedures set out in our corporate governance guidelines.

•

Proposal 2, Appointment of Auditors. Approval of this proposal requires the affirmative vote of a majority of the shares that cast a vote with respect to this item. For this proposal, abstentions and broker non-votes are not counted as a vote for or against the proposal, and abstentions and broker non-votes are also not counted as shares entitled to vote for the proposal.

•

Proposal 3, Approval of 2015 Stock Incentive Plan. The Ultra Petroleum Corp. 2015 Stock Incentive Plan will be deemed approved and ratified if a majority of the shares present and entitled to vote with respect to this item vote in favor of it. For this proposal, abstentions are counted as shares entitled to vote for the proposal, but broker non-votes are not counted as shares entitled to vote for the proposal.

•

Proposal 4, Advisory Vote on Executive Compensation. The advisory vote will be deemed approved if a majority of the shares that cast a vote with respect to this item vote in favor of it. For this proposal, consistent with Yukon law and our by-laws, abstentions and broker non-votes are not counted as a vote for or against the proposal, and abstentions and broker non-votes are also not counted as shares entitled to vote for the proposal.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxies will vote in accordance with your instructions if duly completed and deposited. If you complete and return your proxy card but do not provide instructions on how to vote, your proxies will vote “FOR” each of the director nominees, “FOR” the appointment of Ernst & Young LLP as the independent auditor for the fiscal year ended December 31, 2014, “FOR” the approval of the Ultra Petroleum Corp. 2015 Stock Incentive Plan, and “FOR” the resolution regarding the advisory vote on executive compensation.

The accompanying form of proxy or your vote by phone or internet also confers discretionary authority on the persons named therein to vote shares and otherwise act in the proxy holder’s discretion with respect to any amendments or variations to matters identified in the Notice of Meeting and with respect to any other matters that may properly come before the Annual Meeting or any adjournment thereof.

CAN I CHANGE MY VOTE?

Yes. You may change your vote in any manner permitted by applicable law. In addition, subject to the deadlines listed below, if you are a shareholder of record, you may revoke your proxy by the following methods:

•

If you voted on the internet or by telephone, you may change your vote and vote again at a later time by internet or telephone, until 10:00 a.m., CDT, on Thursday, May 15, 2014, or you may attend the Annual Meeting and vote your shares in person;

•

If you voted by sending in a paper proxy card, you may change your vote by delivering a written revocation of your most recent proxy card to our Corporate Secretary along with a new paper proxy card setting out your changed votes, provided your new paper proxy card is received no later than 10:00 a.m., CDT, on Thursday, May 15, 2014, or you may attend the Annual Meeting and vote your shares in person;

If you are a street name shareholder (for example, if your shares are held in the name of a bank, broker, or other holder of record) and you vote by proxy, you may change your vote by informing your nominee that you wish to change your vote in accordance with your nominee’s procedures. Changed votes by street name shareholders must be received no later than 10:00 a.m., CDT, on Thursday, May 15, 2014.

WHO WILL TABULATE THE VOTE?

Our Corporate Secretary will serve as inspector of election and will tabulate and certify the vote at the Annual Meeting.

WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED, AND WHO PAYS THE COSTS?

Your proxy is being solicited by Ultra Petroleum Corp., on behalf of our Board of Directors, through our officers and employees, primarily by mail. Solicitations may be supplemented by telephone or other personal contact without special compensation by our regular officers and employees. No solicitation will be made by specifically engaged employees or soliciting agents. We will pay the costs of soliciting your proxy. We will also reimburse costs incurred by our shareholders of record who incur costs distributing our proxy materials to our beneficial owners.

VOTING RESULTS

The report of the inspector of elections will be included in a Current Report on Form 8-K and published on our website (www.ultrapetroleum.com) within four business days following the Annual Meeting. Copies of the report of the inspector of elections and the Current Report on Form 8-K with respect thereto may be accessed through www.ultrapetroleum.com or obtained by writing to us, c/o Corporate Secretary, Ultra Petroleum Corp., 400 N. Sam Houston Pkwy E., Suite 1200, Houston, TX 77060.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 2, 2014, certain information with respect to ownership of our common shares by (a) all persons known by us to be the beneficial owners of more than five percent of our outstanding common shares, (b) each of our directors (including the nominees), (c) each of our executive officers named in the Summary Compensation Table who held their positions on the Record Date, and (d) all such executive officers and directors as a group. Unless otherwise indicated, all common shares are owned directly and each owner has sole voting and investment power with respect to such shares listed next to their names in the following table.

The information as to shares beneficially owned has been obtained from filings made by the named beneficial owners with the Securities and Exchange Commission and Canadian regulatory authorities as of April 2, 2014, or, in the case of our executive officers and directors, information that has been furnished by such individuals.

Name of Beneficial Owner	Number of Common Shares	Percent of Class(a)
Directors and Executive Officers:
Michael D. Watford (b)	3,812,132	2.5%
W. Charles Helton (c)	794,239	*
Stephen J. McDaniel	31,734	*
Roger A. Brown	31,685	*
Michael J. Keeffe	12,596	*
Marshall D. Smith (d)	280,650	*
C. Bradley Johnson (e)	66,484	*
Douglas B. Selvius	11,745	*
Common shares all directors and executive officers own as a group (8 persons) (f)	5,041,265	3.3%
Capital Research Global Investors (g) 333 South Hope Street, Los Angeles, CA 90071	13,868,000	9.1%
Baillie Gifford & Co (h) Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK	12,754,109	8.3%
The Vanguard Group (i) 100 Vanguard Blvd., Malvern, PA 19355	10,394,623	6.8%
Invesco Ltd. (j) 1555 Peachtree St NE, Atlanta, GA 30309	8,728,759	5.7%

*	Less than 1%
(a)	As of April 2, 2014 there were 153,125,941 common shares outstanding.
(b)	Includes 89,260 common shares issuable upon exercise of vested options, and 2,524,087 shares owned by Watford Interests, Ltd. directly. Watford Interests, Ltd. is a family partnership in which Mr. Watford has a beneficial interest.
(c)	Includes 58,220 shares owned by the Helton Family Foundation and 702,725 shares owned by Helton Asset Management Group, LLC over which Dr. Helton has shared voting power.
(d)	Includes 248,032 common shares issuable upon exercise of vested options owned by VMS Interests, Ltd. VMS Interests, Ltd. is a family partnership in which Mr. Smith has a beneficial interest.
(e)	Includes 40,000 common shares issuable upon exercise of vested options.
(f)	Includes 377,292 common shares issuable upon exercise of vested options.
(g)	Information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2014 by Capital Research Global Investors, representing it has the sole voting power over 13,868,000 of our common shares and sole dispositive power over 13,868,000 of our common shares.
(h)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 17, 2014 by Baillie Gifford & Co, representing it has sole voting power over 10,554,288 of our common shares and sole dispositive power over 12,754,109 of our common shares.
(i)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2014 by The Vanguard Group, representing it has sole voting power over 94,603 of our common shares, sole dispositive power over 10,310,320 of our common shares and shared dispositive power over 84,303 of our common shares.
(j)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2014 by Invesco Ltd., representing it has sole voting power over 8,411,506 of our common shares and sole dispositive power over 8,728,759 of our common shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of our common shares and other equity securities.

To our knowledge, based solely on a review of the copies of such Section 16(a) reports furnished to us and written representations that no other reports were required, we believe all reporting obligations of our officers, directors and greater than ten percent shareholders under Section 16(a) were satisfied during the year ended December 31, 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses our compensation objectives, outlines the decisions regarding 2013 compensation for our named executive officers and outlines the rationales behind those decisions.

Executive Summary

We are an independent energy company engaged in domestic natural gas and crude oil exploration, development and production. Our core operations in southwest Wyoming focus on developing our long-life natural gas reserves in a tight gas sand trend located in the Green River Basin. We also own interests in approximately 473,000 gross (250,000 net) acres in north-central Pennsylvania in the Appalachian Basin focused on the Marcellus Shale and other horizons.

On December 12, 2013, we acquired oil-producing properties and undeveloped acreage in northeast Utah in the Uinta Basin. The primary target is the Green River formation, geologically similar to our Pinedale asset. This strategic acquisition is accretive to our portfolio and augments our profitable growth strategy.

For Ultra, 2013 was a continuation of the prudent, rational business decisions we made in 2012 in response to weakened natural gas prices. During 2013, we allocated capital investments to opportunities expected to yield greater than 20 percent internal rates of return. As a result of significantly lower Pinedale well costs and other operational efficiencies, we reduced our capital investments below our budgeted levels while producing 232.1 billion cubic feet equivalent (Bcfe) of oil and gas. The reduction in our capital investment program allowed us to preserve our concentrated assets for a better gas price environment and generate substantial free cash flow. We benefited from our low all-in cost structure of $2.86 per thousand cubic feet equivalent (Mcfe) for the year, which includes cash costs of $1.81 per Mcfe. We financed our Uinta Basin oil acquisition through our existing bank facility and the issuance of a new $450.0 million senior note offering.

Our year-end 2013 estimated net proved reserves increased 18 percent to 3.6 trillion cubic feet equivalent (Tcfe) compared to our estimated net proved reserves at year-end 2012. More significantly, the reported PV-10 value of our estimated proved reserves increased 83 percent year-over-year. In addition, our estimated net proved undeveloped (PUD) reserves at year-end 2013 were 44 percent higher, at 1.7 Tcfe, than year-end 2012 levels.

Below is a list of some of the highlights from 2013 that our Compensation Committee considered in its decisions:

•	Closed $650.0 million Uinta Basin oil acquisition

•	Completed senior note offering of $450.0 million priced at 5.75%

•	Produced 232.1 Bcfe of natural gas and crude oil

•	Reported estimated net proved reserves at year-end 2013 of 3.6 Tcfe

•	Increased year-end 2013 PV-10 value to $4.1 billion, up 83% compared to year-end 2012

Objectives of Our Compensation Program

Our mission is to profitably grow an upstream oil and gas company for the long-term benefit of our shareholders. Our strategy includes:

•	building a robust portfolio of high return investment opportunities;

•	maintaining a disciplined approach to capital investment;

•	maximizing earnings and cash flows by controlling costs; and

•	maintaining financial flexibility.

Our compensation program is designed to attract, retain, and motivate employees in order to effectively execute our business strategy.

What We Do

☑

Pay for performance – We link pay to performance. We set clear financial and operational goals for corporate performance, and we differentiate on individual achievements so that a substantial component of our executive compensation is not guaranteed.

☑	Total Shareholder Return (TSR) – We link pay to total shareholder return. For our CEO and other executive officers, we adopted TSR as a performance measure in our Long-Term Incentive Plan in 2013.

☑	Mitigate undue risk – We mitigate undue risk associated with compensation by using multiple performance targets and joint Board and management processes to identify risk.

☑	Stringent share ownership guidelines – We have adopted stringent share ownership guidelines for our executive officers and directors.

☑

Reasonable post-employment/change in control provisions – We believe we have reasonable post-employment and change of control provisions that generally apply to executive officers in the same manner as the applicable broader employee population.

☑	Independent compensation firm – Every other year, our Compensation Committee uses an independent compensation consulting firm which provides no other services to us or our management.

☑	All directors are elected every year.

What We Don’t Do

☒	No tax gross-ups

☒	No repricing of underwater stock options

☒	No cash buyout of underwater options

☒	No short sales, puts or calls by executive officers or directors permitted

☒	No death payout

2013 Advisory Vote on Executive Compensation

At our annual meeting in 2013, we offered our shareholders an opportunity for an advisory, non-binding vote on our executive compensation through our “say on pay” proposal. Approximately 88% of the shareholders who voted on the proposal last year approved the compensation to our named executive officers.

Our 2013 compensation reflected the changes we implemented to our programs and disclosure following our “say on pay” vote in 2012. Based on the overwhelming support demonstrated in last year’s “say on pay” vote, we retained the significant changes made to our incentive compensation plans, which included adding Total Shareholder Return (TSR) as a performance measure in our 2013 Long-Term Incentive Plan (LTIP) for our named executive officers as well as other relevant performance measures in our 2013 Annual Incentive Plan (AIP).

What the Compensation Program is Designed to Reward

Our compensation program is designed to reward performance that contributes to the achievement of our business strategy on both a short-term and long-term basis. The compensation program is designed and executed to link performance incentives with the long-term interests of our shareholders. We align the long-term interests of our shareholders and our executives by paying a substantial portion of our executive’s total compensation in the form of performance based equity awards. Also, our stock ownership guidelines encourage our executives to have a meaningful stake in our long-term success.

We believe compensation should:

•	relate to the value created for shareholders by being directly tied to our financial performance and condition and to each executive officer’s contribution;

•	reward individuals who contribute to the achievement of our short-term and long-term objectives;

•

attract and retain the most qualified individuals in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries; and

•	reflect the qualifications, skills, experience and responsibilities of the particular executive officer.

Elements of the Compensation Program

Our compensation program is comprised of four elements: base salary, cash-based incentive compensation, long-term equity-based incentive compensation and benefits.

Base salary is intended to:

•	recognize each executive officer’s unique value and historical contributions to our success in light of salary norms in the industry and the general marketplace;

•	match competitors for executive talent;

•	provide executives with sufficient, regularly-paid income; and

•	reflect position and level of responsibility.

Our compensation program includes annual cash incentive compensation for management in order to encourage the achievement of key shorter-term corporate objectives and to align our executives’ interests with shareholder interests.

We include long-term equity-based incentive compensation as an element of the compensation program because it:

•	aligns executives’ interests with the interests of our shareholders;

•	rewards long-term performance;

•	is required to be competitive from a total remuneration standpoint;

•	encourages executive retention; and

•	gives executives the opportunity to share in our long-term performance.

Our compensation program also includes benefits such as matching 401(k) contributions and payment of life and disability insurance premiums in order to provide a competitive remuneration package.

How Each Element of Compensation is Determined

Our Compensation Committee oversees our compensation programs. The Compensation Committee’s primary purpose is to assist our Board of Directors in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of our executive officers. Consistent with NYSE listing requirements, our Compensation Committee is composed entirely of independent members of our Board of Directors.

Generally, as compared to our competitors in the industry, our compensation program targets the 50th percentile of our peer group for base salary and a higher 75th percentile of our peer group for total compensation if our above expectation performance metrics are satisfied. As part of evaluating our competitive position relative to those targets, every other year the Compensation Committee retains a compensation consultant to advise us on our position relative to the market and to the appropriate benchmarks. The Compensation Committee retained a consultant with respect to our 2012 compensation and, accordingly, did not retain a consultant with respect to our 2013 compensation. Although we periodically retain a consultant for benchmarking and advice and also review survey information as a frame of reference, ultimately our compensation decisions are qualitative, not quantitative. In addition, each year we participate in three industry compensation surveys, Southwest Energy Group, Effective Compensation, Inc. (ECI) and Meridian.

Our compensation survey peer group for 2013 included the following companies:

• Berry Petroleum	• Cimarex Energy Co.	• Comstock Resources
• Continental Resources	• Denbury Resources	• Energen Resources
• EOG Resources	• EQT Corporation	• Forest Oil
• Linn Energy	• McMoran Oil and Gas	• Newfield Exploration
• Noble Energy	• Penn Virginia	• Pioneer Natural Resources
• Range Resources	• Rosetta Resources	• SM Energy
• Stone Energy	• Swift Energy	• Whiting Petroleum

The Committee, in reviewing peer group information, takes into consideration factors such as:

•	revenue;

•	market capitalization;

•	enterprise value;

•	geographic focus;

•	nature of operations;

•	business complexity of applicable peer group companies;

•	competitive market for executive talent; and

•	each officer’s relative qualifications, skills, experience and responsibilities.

Outside factors are also considered, such as industry shortages of qualified employees for comparable positions, recent experience in the marketplace, as well as time lapse between the surveys used and the time the compensation decisions are made. Therefore, the final base salary of a particular officer may be greater or less than the 50th percentile of the peer group, and targeted total compensation may be greater or less than the 75th percentile of the peer group.

Role of CEO. Through an iterative process, Mr. Watford along with other members of our executive management develop preliminary recommendations for compensation decisions, including recommendations for performance targets to be used to determine compensation for the named executive officers. The members of the Compensation Committee review and consider these preliminary recommendations, accept or modify them based on their respective independent business judgments, and the Compensation Committee makes final recommendations for Board approval.

Base salary. With respect to base salary, we target, by position, the 50th percentile of the peer group, and we also consider how the current base salary for each of our executive officers aligns with market conditions, performance, and peer group market data. Mr. Watford’s base salary is determined under the employment agreement between us and Mr. Watford which was approved by the Compensation Committee and the Board of Directors. For 2013, Mr. Watford’s base salary remained at $800,000 to recognize his consistent leadership and to remain competitive with the 50th percentile of the peer group. For 2013, based on the factors listed above, our Compensation Committee awarded base salary increases to Mr. Picquet, Mr. Johnson, and Mr. Selvius.

Incentive Compensation. Our incentive compensation for executive officers is divided into two parts: annual cash incentive compensation under our Annual Incentive Plan and long-term equity incentives under our Long-Term Incentive Plan.

AIP. Under our Annual Incentive Plan, our executive officers, senior management and other non-management personnel have the potential to receive meaningful cash incentive compensation based on annual performance metrics established by the Compensation Committee. Historically, at the first regularly-scheduled board meeting each year, the Compensation Committee approves the amount to be paid with respect to the prior year’s AIP, all of which is paid after the meeting, and establishes the threshold, target and maximum performance measures for the ensuing year’s AIP. Threshold levels are set below those expected to be achieved, target levels are set at levels that are reasonably possible to be achieved, and maximum levels are set at levels that are considered difficult to be achieved.

Because unanticipated events, some of which are beyond the control of our employees, may affect the attainment of the goals established by the Committee, the final determination of actual awards under the AIP is discretionary so that at the end of the performance period, the Compensation Committee may adjust the targets, taking into account factors such as commodity prices and significant corporate transactions, to determine the actual amount of annual cash incentive compensation, if any. For instance, a large acquisition or divestiture may substantially change the budget and forecast, thereby affecting the performance metrics. Also, the Compensation Committee encourages our executives to pursue long-term goals, even if these long-term goals may result in a reduction in our near-term performance. There is no maximum incentive award amount that may be recommended for any individual. The total of all individual incentive awards, however, may not exceed the funded and approved incentive pool. The Compensation Committee may adjust the initial incentive pool by 20% to reflect their overall assessment of our results at the end of the year. Awards under the AIP are payable in cash, provided that we reserve the right to pay amounts in our common shares.

In 2013, target levels under the AIP for employee levels were as follows:

•	Level I, which included Mr. Watford, from 100% to 200% of base salary;

•	Level II, which included Mr. Picquet, from 85% to 170% of base salary, and Mr. Smith, from 80% to 160% of base salary; and

•	Level III, which included Mr. Johnson and Mr. Selvius, from 55% to 110% of base salary.

These employee levels were expected to contribute to aligning our total compensation level at the 75th percentile if above expectation performance metrics were achieved.

In February 2013, the Compensation Committee established finding and development costs, EBITDA, production and cash costs as the performance measures, weighted equally, for the 2013 AIP. These performance metrics were designed to measure key deliverables critical to our sustained short and longer-term success. The following table summarizes the performance measures, weighting and performance levels for the 2013 AIP:

ULTRA PETROLEUM – 2013 ANNUAL INCENTIVE PLAN

Performance Measure	F&D Costs	EBITDA	Production	Cash Costs
Weighting	25%	25%	25%	25%

Performance Level	Performance Result	Performance Result	Performance Result	Performance Result
Below Threshold	>$1.75 /Mcfe	<$555.0 million	<221/Bcfe	>$2.25 /Mcfe
Threshold	$1.75 /Mcfe	$555.0 million	221 /Bcfe	$2.25/Mcfe
Target	$1.50 /Mcfe	$585.0 million	229 /Bcfe	$2.05 /Mcfe
Above Expectations	$1.25 /Mcfe	$610.0 million	237 /Bcfe	$1.85 /Mcfe

Our actual performance achieved during 2013 significantly exceeded the Above Expectations levels for our finding and development costs, EBITDA and cash costs performance measures. We also delivered production at 98% of the Above Expectations level for our production performance measure, despite higher levels of non-consents than anticipated and production curtailments due to low gas prices in Pennsylvania last summer. Based on these achievements, the level by which our performance exceeded Above Expectations on three of our four performance measures, the Committee’s evaluation of our performance in 2013 relative to 2012, and compensation at peer group companies, the Committee elected to pay the Annual Incentive Program compensation to our named executive officers at the Above Expectations level. The performance metrics for the 2013 AIP were established early in the year and were not revised or adjusted during the year.

The Compensation Committee recognized the contributions made by our executive officers in 2013. Last year was a transitional year during which we saw the bottoming of the domestic U.S. natural gas price, which confirmed our correct response of reducing capital investments in our natural gas assets over the past two years. Our officers’ leadership during 2013 included: maintaining capital discipline, which resulted in under-budget capital expenditure spending; prudently and strategically managing our operations, as evidenced by our high returns and low costs; successfully guiding the Company to exceed Above Expectations performance for three of our performance measures; and enhancing and diversifying our portfolio with the Uinta Basin oil acquisition. The Committee believes the superior technical ability and senior leadership of our executive officers significantly impacts our current success and enhances our prospects for continued success in changing and difficult economic environments.

As annual cash incentive compensation under the 2013 AIP, Mr. Watford received $1,600,000, representing 200% of his 2013 base salary, Mr. Picquet received $1,000,000, representing 225% of his 2013 base salary, Mr. Smith received $690,000, representing 173% of his 2013 base salary, Mr. Johnson received $380,000, representing 133% of his 2013 base salary, and Mr. Selvius received $293,000, representing 105% of his 2013 base salary.

Long-Term Equity-Based Incentives. In 2013, as we have each year since 2005, we adopted a Long-Term Incentive Plan in order to further align the interests of key employees with shareholders and give key employees the opportunity to share in our long-term performance by helping us achieve specific corporate financial and operational goals. As in prior years, our executive officers, managers and other key employees who are recommended by the CEO and approved by the Compensation Committee are eligible to participate in the 2013 LTIP.

The LTIP awards of performance-based contingent restricted share units for the 2013 LTIP are measured over a three-year performance period. The performance period for the 2013 LTIP is January 2013 through December 2015. The Compensation Committee established the following performance measures for the 2013 LTIP: return on capital employed, debt level relative to EBITDA, reserve replacement ratio, and, for our executive officers, total shareholder return (TSR). The Compensation Committee believes these performance measures will encourage our management to focus on critical drivers of current and future value growth for our shareholders.

Under the 2013 LTIP, the Compensation Committee established a percentage of base salary for each participant, based on the role performed by the participant. The percentage is multiplied by the participant’s base salary on January 1, 2013 to derive a Long Term Incentive Value (“LTI Value”). The LTI Value is the “target” value amount which was granted to each 2013 LTIP participant in the form of contingent restricted stock units and which corresponds to the number of shares of our common stock each participant is eligible to receive if the “target” level for all performance measures is met. For the 2013 LTIP, the Compensation Committee also approved the issuance of 50% of the LTI Value as performance-based contingent restricted stock units and 50% as time-based contingent restricted stock units.

For the performance-based awards, the Compensation Committee also assigned to each participant in the 2013 LTIP threshold and maximum award levels for each performance measure in the event that actual performance is below or above the applicable target level. As with the 2013 AIP, when the 2013 LTIP was established, threshold levels were set below those expected to be achieved, target levels were set at levels that are reasonably possible to be achieved, and maximum levels were set at levels that are considered difficult to be achieved. The following table reflects the performance measures, the performance requirements and the award levels for the performance-based awards issued in the 2013 LTIP:

ULTRA PETROLEUM – 2013 LONG-TERM INCENTIVE PLAN THREE-YEAR GOALS

	Threshold	Target	Above Expectations
Return on Capital Employed (average annual)	8%	11.5%	15%
Debt Level: EBITDA (average annual)	<3.5 x EBITDA	<3.25 x EBITDA	<3.0 x EBITDA
Reserve Replacement Ratio (average annual)	75%	100%	125%
Total Shareholder Return (officers only)	15%	30%	50%

During 2013, the Compensation Committee approved the award of an aggregate of 755,723 contingent restricted stock units to our officers and employees, representing less than 0.49% of our outstanding common shares on the dates the contingent restricted stock units were granted. Our named executive officers were awarded an aggregate of 402,364 contingent restricted stock units during 2013, or 53% of the total contingent restricted stock units granted in fiscal 2013. During 2013, contingent restricted stock units were awarded to all our named executive officers who held their offices during 2013. All contingent restricted stock units granted to our named executive officers in 2013 vest, if at all, only after the end of the three-year performance period for the 2013 LTIP.

With respect to all LTIPs adopted, the contingent restricted stock unit awards vest at the time the awards are paid, and participants must be our employees when the awards are distributed in order to receive the award. If the participant is not employed by us on the distribution date, then he/she will not receive the award.

Benefits. We provide benefits to our permanent, full-time employees, including executive officers. These benefits, which are ordinary and customary in our industry, consist of a group medical and dental insurance program for employees and their qualified dependents, group life insurance for employees and their spouses, accidental death and dismemberment coverage for employees, a cafeteria plan which we sponsor and a 401(k) employee savings and protection plan. The costs of these benefits are paid for largely by the Company. We also match employee deferral amounts up to a total of 5% of eligible compensation. Our discretionary 401(k) contribution to each qualified participant was calculated based on 8% of the employee’s eligible salary during 2013. We pay all administrative costs to maintain the plan. We do not provide a pension or other non-qualified retirement plans and do not gross up excise tax on severance payments.

How Elements of Our Compensation Program are Related to Each Other

The various components of our compensation program are related but distinct and are designed to emphasize “pay for performance” with a significant portion of total compensation reflecting a risk aspect tied to our long- and short-term financial and strategic goals. Our compensation philosophy is designed to foster entrepreneurship at all levels of the organization and is focused on employee value and retention by making long-term equity-based incentives a substantial component of our executive compensation. The appropriate level for each compensation component is based in part, but not exclusively, on internal equity and consistency, and other relevant considerations such as rewarding extraordinary performance. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Accounting and Tax Considerations

Our compensation program is structured to comply with Internal Revenue Code Sections 162(m) and 409A, with limited exceptions. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified, deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. In addition, we may authorize compensation that does not comply with the exemptions in Section 162(m) when we believe that such compensation is appropriate and in the best interest of our shareholders.

All equity awards to our employees, including executive officers, and to our directors have been granted and reflected in the consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC 718”).

Compensation Practices and Enterprise Risk

We do not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our company or our business. In addition, we believe that the mix and design of the elements of compensation do not encourage our management to assume excessive risks.

Stock Ownership Policy

Our stock ownership policy requires: Mr. Watford to own common shares in us having a value at least six times his base salary; our Senior Vice Presidents to own common shares in us having a value at least three times their base salary; our Vice Presidents to own common shares in us having a value at least two times their base salary; and each of our directors to own common shares in us having a value at least three times the value of their cash retainer. Newly-appointed executives and directors have five years to come into compliance with the policy’s guidelines. Until the stock ownership guideline is achieved, each of our officers is expected to retain 100% of the “net shares” received under our incentive compensation plans. Our CEO will address any shortfall of the required ownership levels on a case by case basis after consideration of the executive’s historical ownership, the reason for the shortfall and the expected period of time for restoring compliance.

Compensation Committee Report

Our senior management and our Compensation Committee have reviewed the Compensation Discussion and Analysis provisions to be included in our year-end 2013 proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 and recommend to our Board that the foregoing compensation discussion and analysis be included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2013 and the year-end 2013 proxy statement.

Compensation Committee:

Mr. W. Charles Helton (Chairman)

Mr. Stephen J. McDaniel

Mr. Roger A. Brown

Mr. Michael J. Keeffe

Summary Compensation Table

The following table shows compensation information for our fiscal years ended December 31, 2013, 2012, and 2011, for our principal executive officer, our principal financial officer, and three additional executive officers who held their positions as of the end of 2013. We refer to these individuals as “named executive officers.”

Name & Principal Position	Year	Salary ($)	Bonus (1)($)	Stock Awards (2)($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation (3)($)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings (4)($)	All Other Compen- sation (5)($)	Total ($)
Michael D. Watford
Chairman of the Board,	2013	$800,000	$—	$1,020,000	—	$1,600,000	n/a	$40,099	$3,460,099
Chief Executive Officer	2012	$800,000	$—	$1,020,000	—	$1,600,000	n/a	$42,826	$3,462,826
and President	2011	$725,000	$475,000	$3,081,250	—	$1,450,000	n/a	$46,267	$5,777,517

Marshall D. Smith	2013	$400,000	$50,000	$278,400	—	$640,000	n/a	$44,865	$1,413,265
Senior Vice President and	2012	$400,000	$—	$300,000	—	$560,000	n/a	$49,028	$1,309,028
Chief Financial Officer	2011	$375,000	$175,000	$937,500	—	$525,000	n/a	$50,215	$2,062,715

William R. Picquet(6)	2013	$445,000	$243,500	$387,150	—	$756,500	n/a	$44,865	$1,877,015
Senior Vice President,	2012	$430,000	$105,000	$322,500	—	$645,000	n/a	$49,028	$1,551,528
Operations	2011	$400,000	$225,000	$1,000,000	—	$600,000	n/a	$46,017	$2,271,017

C. Bradley Johnson	2013	$285,000	$66,500	$128,250	—	$313,500	n/a	$50,717	$843,967
Vice President, Reservoir	2012	$270,000	$85,000	$101,250	—	$270,000	n/a	$54,272	$780,522
Engineering and Development	2011	$240,000	$80,000	$300,000	—	$240,000	n/a	$49,565	$909,565

Douglas B. Selvius(7)	2013	$280,000	—	$126,000	—	$293,000	n/a	$50,717	$749,717
Vice President, Exploration	2012	$270,000	$65,000	$101,250	—	$270,000	n/a	$54,110	$760,360
and Land	2011	n/a	n/a	n/a	—	—	n/a	n/a	n/a

(1)	The amounts in this column represent other amounts awarded in 2013, 2012 and 2011, respectively, under the AIP.
(2)	The amounts in this column relate to total estimated payouts attributable to 2013, 2012 and 2011, respectively, under our Long-Term Incentive Plans described in “Compensation Discussion and Analysis.” Actual awards under our LTIPs are not payable to the named executive officers until after the end of the three-year performance cycle and adequate time has elapsed to allow for performance measurement. The assumptions utilized in the calculation of amounts related to stock awards are set forth in Footnote 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the year-ended December 31, 2013.

The amounts reflected for the years ended December 31, 2013 and 2012 assume that the threshold level of performance conditions will be achieved and the amounts reflected for the year ended December 31, 2011 assume that the target level of performance conditions will be achieved. If the Company ultimately attains the maximum, target, or threshold performance objectives, the associated aggregate compensation, estimated at the grant date, is set forth in the table below. If the actual performance is below the threshold performance objectives, the resulting award may be zero.

	2013 LTIP ($)	2012 LTIP ($)	2011 LTIP ($)
Michael D. Watford
Threshold	$1,020,000	$1,020,000	$924,375
Target	$3,400,000	$3,400,000	$3,081,250
Maximum	$6,800,000	$5,100,000	$4,621,875

Marshall D. Smith
Threshold	$278,400	$300,000	$281,250
Target	$928,000	$1,000,000	$937,500
Maximum	$1,856,000	$1,500,000	$1,406,250

William R. Picquet
Threshold	$387,150	$322,500	$300,000
Target	$1,290,500	$1,075,000	$1,000,000
Maximum	$2,581,000	$1,612,500	$1,500,000

C. Bradley Johnson
Threshold	$128,250	$101,250	$90,000
Target	$427,500	$337,500	$300,000
Maximum	$855,000	$506,250	$450,000

Douglas B. Selvius
Threshold	$126,000	$101,250	$—
Target	$420,000	$337,500	$—
Maximum	$840,000	$506,250	$—

(3)	The amounts in this column represent amounts of annual cash incentive compensation received by the named executive officers in 2013, 2012 and 2011, respectively, under the AIP.
(4)	The named executive officers receive no benefits from the Company under defined pension or defined contribution plans.
(5)	Unless otherwise indicated, the amounts in this column consist of matching and discretionary contributions under our 401(k) plan and the value of certain other benefits received by the named executive officer. These other benefits include health insurance and life insurance premiums paid on behalf of the named executive officers.
(6)	Mr. Picquet resigned his position as an officer of the Company at the end of March 2014.
(7)	Mr. Selvius became an officer of the Company during February 2012.

Grants of Plan-Based Awards

The following table sets forth specific information with respect to each plan-based award made during 2013 under any of our compensation plans to a named executive officer who held his position at the end of the year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/)	Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum (#)
Michael D. Watford:
Annual Incentive Plan		$240,000	$800,000	$1,600,000
Long-Term Incentive Plan	2/15/2013	—	—	—	63,472	211,574	423,149	—	—	—	$1,020,000
Marshall D. Smith:
Annual Incentive Plan		$96,000	$320,000	$640,000
Long-Term Incentive Plan	2/15/2013	—	—	—	17,324	57,747	115,495	—	—	—	$278,400
William R. Picquet:
Annual Incentive Plan		$113,475	$378,250	$756,500
Long-Term Incentive Plan	2/15/2013	—	—	—	24,091	80,305	160,610	—	—	—	$387,150
C. Bradley Johnson:
Annual Incentive Plan		$47,025	$156,750	$313,500
Long-Term Incentive Plan	2/15/2013	—	—	—	7,981	26,602	53,205	—	—	—	$128,250
Douglas B. Selvius:
Annual Incentive Plan		$46,200	$154,000	$308,000
Long-Term Incentive Plan	2/15/2013	—	—	—	7,841	26,136	52,271	—	—	—	$126,000

(1)

Represents potential payouts under our 2013 LTIP awards of contingent restricted stock units for the three-year period ending December 2015. Pursuant to the LTIP, the Compensation Committee determined target payout amounts for each named executive officer in February 2013. Awards are paid after the end of the three-year period based on the attainment of pre-established performance measures and other factors. The LTIP is discussed in further detail under the heading “Compensation Discussion and Analysis.” The assumptions utilized in the calculation of these amounts are set forth in Footnote 6 to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2013.

All contingent restricted stock units granted to our named executive officers in 2013 were awarded under the 2005 Stock Incentive Plan and have an award price based on the fair market value of our common shares on February 15, 2013, the date of grant. The fair market value, as described in the 2005 Stock Incentive Plan, is the average high and low price of our shares on the date of grant.

(2)	Represents potential payouts under our 2013 Annual Incentive Plan for the one-year period ending December 2013. Pursuant to the 2013 AIP, the Compensation Committee determined target payout amounts for each named executive officer in February 2013. Awards are paid after the end of the one-year period based on the attainment of pre-established performance measures and other factors. The AIP is discussed in further detail under the heading “Compensation Discussion and Analysis.”

Employment Agreements

Together with Mr. Watford, our Chairman, President and Chief Executive Officer, we are parties to an employment agreement that became effective February 1, 2007. The agreement had an initial term of three years and automatically extends for successive one-year periods unless we notify Mr. Watford at least ninety days before the term ends of our intention not to renew the agreement. For each one-year extension, the terms of employment are subject to our approval and the approval of Mr. Watford. In February 2013, we agreed with Mr. Watford to terms of his continued employment for a one-year period. The employment agreement was renewed again in February 2014 for a one-year period ending February 2015.

Under the agreement, Mr. Watford’s base salary is reviewed by our Compensation Committee annually for appropriate increases based on Mr. Watford’s performance and the then current market conditions for comparable positions. Mr. Watford also participates in our annual incentive and long-term incentive compensation plans. In addition, the agreement provides that any such plans we adopt in the future will be at least as favorable to Mr. Watford as the plans in effect when the agreement was signed. Mr. Watford prepares the applicable performance targets, goals and rewards under such plans for review and approval by our Compensation Committee. We provide Mr. Watford an automobile, and we reimburse him for reasonable business expenses. Mr. Watford is also entitled to participate in any life insurance, disability and health insurance plans we maintain during the term of the agreement.

We may terminate the agreement at any time for any reason or for just cause. Just cause is defined as a breach of the agreement by Mr. Watford or the commission by Mr. Watford of certain illegal acts. Additionally, Mr. Watford may terminate the agreement within two years after any of the following: (i) assignment to Mr. Watford of duties inconsistent with his position as of the date of the agreement; (ii) if we experience a change of control; (iii) our failure to continue to provide Mr. Watford the level of compensation to which he is entitled as of the date of the agreement; (iv) our requiring Mr. Watford to relocate outside of Houston, Texas; or (v) our breach of the agreement.

If the agreement is terminated other than for just cause, if we fail to extend it at the end of the initial term or any one-year extension, or if we and Mr. Watford are unable to agree on the terms of employment for any one-year extension, we are required to pay Mr. Watford a lump sum equal to his most recent annual salary plus his most recent payment under our AIP. In addition, all of Mr. Watford’s unvested equity awards will immediately vest upon such termination (or expiration), and be exercisable for one year. We have also agreed to indemnify Mr. Watford for liabilities to which he may be subject as a result of acting as an officer on our behalf or on the behalf of any of our subsidiaries, and to maintain director and officer liability insurance coverage.

Equity Incentive Plan Awards

Our incentive compensation plans are administered by our Compensation Committee as the “Plan Administrator.” The Plan Administrator may make awards of shares to our employees, directors, officers and consultants as long as the aggregate number of common shares issuable to any one person pursuant to incentives does not exceed 5% of the number of common shares outstanding at the time of the award. In addition, no participant may receive during any fiscal year awards of incentives covering an aggregate of more than 500,000 common shares. The Plan Administrator determines the vesting requirements and any vesting restrictions or forfeitures that occur in certain circumstances. Incentives may not have an exercise period longer than 10 years. The exercise price of the shares may not be less than the fair market value of the common shares at the time of award, where “fair market value” means the average high and low trading price of the common shares on the date of the award. If we experience a change of control (as defined in our incentive compensation plans) and if our employees are terminated following such a change of control, all outstanding awards are payable in cash at the maximum levels.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specific information with respect to unexercised options and unvested awards for each of our named executive officers outstanding as of December 31, 2013 assuming a market value of $21.65 per share (the closing stock price of the Company’s stock on December 31, 2013).

	Option Awards					Share Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael D. Watford	26,118			$63.05	3/30/2016
	36,585			$51.60	2/16/2017
	26,557			$75.18	2/18/2018
								65,060	(1)	$1,408,553	(1)
								143,218	(2)	$3,100,674	(2)
								211,574	(3)	$4,580,585	(3)

Marshall D. Smith	225,000			$33.57	7/18/2015
	6,895			$63.05	3/30/2016
	9,350			$51.60	2/16/2017
	6,787			$75.18	2/18/2018
								19,795	(1)	$428,566	(1)
								42,123	(2)	$911,963	(2)
								57,747	(3)	$1,250,230	(3)

William R. Picquet	200,000			$40.34	8/16/2015
	7,052			$63.05	3/30/2016
	9,553			$51.60	2/16/2017
	7,819			$75.18	2/18/2018
								21,115	(1)	$457,137	(1)
								45,282	(2)	$980,360	(2)
								80,305	(3)	$1,738,601	(3)

C. Bradley Johnson	40,000			$52.77	9/29/2018
								6,334	(1)	$137,141	(1)
								14,217	(2)	$307,787	(2)
								26,602	(3)	$575,941	(3)

Douglas B. Selvius								—	(1)	—	(1)
								14,217	(2)	$307,787	(2)
								26,136	(3)	$565,837	(3)

(1)	Represents potential payouts under our 2011 LTIP for the three-year period ending December 2013. Pursuant to the 2011 LTIP, the Compensation Committee determined target payout amounts for each named executive officer in February 2011. Awards for the 2011 LTIP and the 2012 LTIP vest and are paid after the end of the three-year period based on the attainment of pre-established performance measures, and awards for the 2013 LTIP vest and are paid after the end of the three-year period based on the attainment of pre-established performance measures and other factors. Our LTIP program is discussed in further detail under the heading “Compensation Discussion and Analysis.”
(2)

Represents potential payouts under our 2012 LTIP for the three-year period ending December 2014. Pursuant to the 2012 LTIP, the Compensation Committee determined target payout amounts for each named executive officer in February 2012. Awards for the 2011 LTIP and the 2012 LTIP vest and are paid after the end of the three-year period based on the attainment of pre-established performance measures, and awards for the 2013 LTIP vest and are paid after the end of the three-year period based on the attainment of pre-established performance measures and other factors. Our LTIP program is discussed in further detail under the heading “Compensation Discussion and Analysis.”
(3)	Represents potential payouts under our 2013 LTIP for the three-year period ending December 2015. Pursuant to the 2013 LTIP, the Compensation Committee determined target payout amounts for each named executive officer in February 2013. Awards for the 2011 LTIP and the 2012 LTIP vest and are paid after the end of the three-year period based on the attainment of pre-established performance measures, and awards for the 2013 LTIP vest and are paid after the end of the three-year period based on the attainment of pre-established performance measures and other factors. Our LTIP program is discussed in further detail under the heading “Compensation Discussion and Analysis.”

Option Exercises and Stock Vested

The following table sets forth specific information with respect to each exercise of stock options and each vesting of stock during 2013 for each of our named executive officers on an aggregated basis.

	Option Awards		Share Awards(2)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Michael D. Watford	—	$—	95,478	$1,598,310
Marshall D. Smith	—	$—	26,338	$440,913
William R. Picquet	—	$—	28,396	$475,359
C. Bradley Johnson	—	$—	7,243	$121,251
Douglas B. Selvius	—	$—	10,972	$230,796

(1)	Reflects the difference between the market value of the shares at the exercise date and the option exercise price multiplied by the number of shares acquired on exercise, regardless of whether the shares were held.
(2)	Relates, with respect to Messrs. Watford, Smith, Picquet and Johnson, to the payout of the 2010 LTIP in our common shares during the first quarter of 2013, and, with respect to Mr. Selvius, to the vesting of an initial grant of contingent restricted stock units awarded to Mr. Selvius at the beginning of his employment with the Company.

Potential Payouts Upon Change of Control and Termination

Our named executive officers are entitled to severance benefits in the event their employment is: involuntarily terminated, other than for cause; or is voluntarily terminated for good reason within two years of a change of control (as defined in our compensation plans). Based on a hypothetical termination date of December 31, 2013, the change of control payments to our current named executive officers would have been as follows:

	Mr. Watford(2)	Mr. Smith(3)	Mr. Picquet(3)	Mr. Johnson(3)	Mr. Selvius(3)
Base Salary	$2,000,000	$800,000	$890,000	$570,000	$560,000
Annual Cash Compensation	4,000,000	1,380,000	2,000,000	760,000	586,000
Health & Welfare Benefits	20,382	23,120	23,120	34,824	34,824
Additional Retirement Benefits	—	—	—	—	—
Perquisites	—	—	—	—	—

Subtotal	$6,020,382	$2,203,120	$2,913,120	$1,364,824	$1,180,824
Fair market value of accelerated equity compensation (1)	15,925,010	4,511,254	5,633,448	1,819,275	1,593,355

TOTAL	$21,945,392	$6,714,374	$8,546,568	$3,184,099	$2,774,179

(1)	Includes the 2011, 2012, 2013 LTIP amounts estimated at maximum levels.
(2)	The base salary and annual cash compensation are calculated based on Mr. Watford’s employment agreement which was in effect on December 31, 2013. See “Employment Agreements.” The health and welfare benefits are assumed to continue for three years as provided in the employment agreement and are calculated using 2013 amounts.
(3)	The base salary and annual cash compensation are equal to two times the executive’s base salary and the maximum compensation opportunity under the AIP. The health and welfare benefits include the continuation of life and health insurance benefits for two years at existing group rates.

Good reason includes a reduction in the officer’s base salary, diminution of the officer’s duties or relocation of the officer greater than 50 miles without consent, and a change of control is generally defined as: (i) the acquisition by someone other than us (or an employee benefit plan we sponsor) of beneficial ownership of 35% or more of our then outstanding common shares or the combined voting power of our then outstanding voting securities; (ii) if the individuals who constitute our Board of Directors, including new board members approved by our incumbent Board, cease for any reason to constitute at least a majority of our Board; (iii) if we consummate a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of assets of another corporation, unless following such business combination our current beneficial owners own at least 50.1% of the combined voting power of the combined company; or (iv) if our shareholders approve our complete liquidation or dissolution.

Director Compensation

During 2013, non-employee directors were paid an annual retainer of $90,000 and received common shares equivalent to $175,000. Directors who are also our officers or employees do not receive any compensation for duties performed as directors. The following table shows compensation paid to each of our non-officer directors who served during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings	All Other Compen- sation ($)	Total ($)
W. Charles Helton	$90,000	$175,000	—	—	—	—	$265,000
Roger A. Brown	$90,000	$175,000	—	—	—	—	$265,000
Stephen J. McDaniel	$90,000	$175,000	—	—	—	—	$265,000
Michael J. Keeffe (3)	$105,000	$175,000	—	—	—	—	$280,000

(1)	Represents the grant date fair value of 8,294 common shares on the grant date of May 13, 2013.
(2)	At December 31, 2013 none of our outside directors had stock or option awards outstanding.
(3)	Includes $15,000 paid to Mr. Keeffe for chairing our Audit Committee.

CORPORATE GOVERNANCE

Statement of Corporate Governance Practices

We have long believed good corporate governance is important to ensure our business is managed for the long-term benefit of our shareholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. We also continuously review the rules and regulations promulgated under the Sarbanes-Oxley Act of 2002, all new and proposed rules of the Securities and Exchange Commission and all new and proposed listing and compliance standards of the NYSE.

Corporate Governance Guidelines. Our Board adopted the Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These Guidelines are interpreted in the context of all applicable laws and our Certificate of Continuance, Articles of Incorporation, By-laws and other corporate governance documents. The Guidelines are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. The Guidelines are available free of charge to the public on our website at http://www.ultrapetroleum.com. You may also request a copy of the Guidelines at no cost by making a written or telephone request for copies to Ultra Petroleum Corp., Corporate Secretary, 400 N. Sam Houston Pkwy E., Suite 1200, Houston, TX 77060, (281) 876-0120.

Code of Business Conduct and Ethics. In February 2003, our Board adopted a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees. In connection with the listing of our shares on the NYSE, the Code of Business Conduct and Ethics was amended by the Board in August 2008 to comply with the requirements of the NYSE. As of the date of this report, our Board has not granted any waivers to the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available free of charge on our website at http://www.ultrapetroleum.com. You may also request a copy of the Code of Business Conduct and Ethics at no cost by making a written or telephone request for copies to Ultra Petroleum Corp., Corporate Secretary, 400 N. Sam Houston Pkwy E., Suite 1200, Houston, TX 77060, (281) 876-0120. Any amendments to or waivers of the Code of Conduct and Business Ethics will also be posted on our website.

Mandate of the Board and Role in Risk Oversight

Our Board of Directors has explicitly acknowledged responsibility for the management of our business and affairs, and to act with a view to our best interests. The mandate of the Board includes, among other matters: the adoption of a strategic planning process; the assessment of management performance, considering succession planning, and taking responsibility for appointing, training and monitoring senior management; establishing a policy to facilitate communications with shareholders and others involved with us; and addressing the integrity of our internal control and management information systems.

While our full board of directors, with input from each of its committees, oversees our management of risks, our management team is responsible for our day-to-day risk management process. Our Audit Committee reviews, with management as well as our internal and external auditors, our business risk management process, including the adequacy of our overall control environment and controls in selected areas representing significant financial and business risk. The audit committee receives reports from management at least quarterly regarding management’s assessment of various risks and considers the impact of risk on our financial position and the adequacy of our risk-related internal controls. In addition, each of the committees of our Board of Directors as well as senior management reports regularly to our full Board regarding risks we face and the steps taken to mitigate those risks.

Our Board of Directors met formally five times during the fiscal year ended December 31, 2013. During 2013, all directors attended 100% of the Board meetings. Each committee member attended 100% of committee meetings that occurred during 2013. One of our directors attended our annual meeting in 2013. We do not currently have a formal policy regarding directors attending our annual meeting.

Board Composition and Independence from Management

The Board has determined that four of our five current directors, Dr. Helton, Mr. McDaniel, Mr. Brown, and Mr. Keeffe, and four of the five nominated directors, Dr. Helton, Mr. McDaniel, Mr. Brown, and Mr. Keeffe, are “independent directors” pursuant to the corporate governance standards for companies listed on the NYSE. It is a policy of our Board that a majority of the members of the Board be independent of our management. For a director to be “independent,” the Board affirmatively determines that the director has no material relationship with us that would interfere with the exercise of his or her independent judgment. The director may not be one of our officers or employees or be an officer or employee of any of our affiliates and may not have served in such capacity during the past three years. In addition, a director will not be deemed independent if he or she:

•

Has accepted or has an immediate family member who has accepted any payments from us or from any of our affiliates in excess of $120,000 during the current or any of the past three years. Compensation for board service, payments arising solely from investments in our securities, compensation paid to an immediate family member who is a non-executive employee of ours or of any affiliate of ours, compensation received for former service as an interim Chairman or CEO, or benefits under a tax-qualified retirement plan or non-discretionary compensation are not included in the $120,000.

•

Is an employee of, or has an immediate family member who is an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed 2% of such organization’s consolidated gross revenues for that year, or $1,000,000, whichever is more, in any of the most recent three fiscal years.

•	Is an immediate family member of an individual who is or has been employed by the Company or any parent or subsidiary of the Company as an executive officer during any of the past three years.

•	Is an executive officer of another entity where any of our executive officers serve on the compensation committee.

•

Is or has an immediate family member who is a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

Consistent with NYSE requirements and to promote open discussion among our non-management directors, our non-management directors meet in separate executive (private) sessions following each regularly scheduled meeting of our Board. The Chairman of such executive sessions, as elected by the independent directors, is Dr. Helton, and he presides at executive sessions of our Board.

Board of Directors’ Leadership Structure

Michael D. Watford is our Chief Executive Officer, and Chairman of our Board of Directors. He has served in those positions since January 1999, during which period we and our shareholders have enjoyed tremendous success. Mr. Watford is also our largest individual shareholder, controlling over 3.8 million shares of our common stock. It is Mr. Watford’s opinion, an opinion shared by our full Board, that our largest individual shareholder and chief executive who is active in the business, as is currently the case and has been the case with Mr. Watford for more than the past 15 years, should hold both roles. In addition, our Board believes we benefit because our leadership structure (combined Chairman/CEO position, experienced independent directors and Board committees, and regular executive sessions of the non-management directors) provides a strong, unified leadership for our management team and the Board. In addition, during 2012 the Board appointed Dr. Helton as the lead independent director of our Board.

Communication with the Board of Directors

In order to provide our shareholders and other interested parties with a direct and open line of communication to our Board, the Board has adopted the following procedures for communications to directors.

Shareholders and other interested persons may communicate with the Chairman of our Audit Committee or with our non-management directors as a group by written communications addressed in care of Corporate Secretary, Ultra Petroleum Corp., 400 N. Sam Houston Pkwy E., Suite 1200, Houston, TX 77060.

All communications received in accordance with these procedures will be reviewed initially by our senior management. Senior management will relay all such communications to the appropriate director or directors unless it is determined that the communication (i) does not relate to our business or affairs or the functioning or constitution of our Board of Directors or any of its committees; (ii) relates to routine or insignificant matters that do not warrant the attention of the Board of Directors; (iii) is an advertisement or other commercial solicitation or communication; (iv) is frivolous or offensive; or (v) is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Board Committees

Our Board has three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board may add new committees or remove existing committees as it deems advisable for purposes of fulfilling its primary responsibilities. Each committee will perform its duties as assigned by the Board of Directors in compliance with our by-laws. The committees and their mandates are outlined below.

Audit Committee. The purpose of the Audit Committee is to oversee: the integrity of our financial statements and disclosures; our compliance with legal and regulatory requirements; the qualifications, independence and performance of our independent auditors; the performance of our internal audit function and independent auditors; our internal control systems; and our procedures for monitoring compliance with our Code of Business Conduct and Ethics.

The principal function of the Audit Committee is to assist our Board of Directors in the areas of financial reporting and accounting integrity. As such, it meets periodically with the independent auditors and management, including each in executive session. Management is solely responsible for the financial statements and the financial reporting process, including the system of internal controls. Our independent auditors are responsible for expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America.

Our Audit Committee has sole responsibility for retaining, dismissing and compensating our independent auditors. The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by our independent auditors. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services. Services proposed to be provided by the independent auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

All requests or applications for the independent auditor to provide services to us must be submitted to the Audit Committee by the independent auditor and management and must state whether, in the view of the submitting party, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence. In the event that any member of management or the independent auditor becomes aware that any services are being, or have been, provided to us by the independent auditor without the requisite pre-approval, such individual must immediately notify the Chief Financial Officer, who must promptly notify the Chairman of the Audit Committee and appropriate management so that prompt action may be taken to the extent deemed necessary or advisable.

For meetings held during 2013, the Audit Committee was comprised of Messrs. Keeffe, McDaniel, Helton and Brown. The Board of Directors has affirmatively determined that each of the members is financially literate and is “independent” for purposes of NYSE rules applicable to members of the audit committee, meaning that the director has no relationship with us that may interfere with his independence from us and our management. Additionally, our Board of Directors has determined that Mr. McDaniel and Mr. Keeffe are each an “audit committee financial expert.”

The Audit Committee held four meetings during 2013, and all members attended all meetings during the year. The Audit Committee Charter is available free of charge to the public on our website at http://www.ultrapetroleum.com. You may also request a copy of the Audit Committee Charter at no cost by making a written or telephone request for copies to Ultra Petroleum Corp., Corporate Secretary, 400 N. Sam Houston Pkwy E., Suite 1200, Houston, TX 77060, (281) 876-0120.

Compensation Committee. The purpose of our Compensation Committee is to: assist the Board in the discharge of its fiduciary responsibilities relating to the compensation of our Chief Executive Officer and other executives; approve and administer our incentive compensation plans; establish targets and measure performance against those targets; and prepare an annual report on executive compensation. For meetings held during 2013, the members of our Compensation Committee were Messrs. Helton, McDaniel, Brown and Keeffe. The Board determined that each of the members is independent for purposes of NYSE rules. Our Compensation Committee held two meetings during 2013, and all members attended all meetings during the year. The Compensation Committee Charter is available free of charge to the public on our website at http://www.ultrapetroleum.com. You may also request a copy of the Compensation Committee Charter at no cost by making a written or telephone request for copies to Ultra Petroleum Corp., Corporate Secretary, 400 N. Sam Houston Pkwy E., Suite 1200, Houston, TX 77060, (281) 876-0120.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee (“Nominating Committee”) is to: identify and recommend to the Board individuals qualified to be nominated for election to the Board; recommend to the Board the members and Chairperson for each Board committee; and periodically review and assess our Corporate Governance Principles and Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board. The Board of Directors has determined that each member of this Committee is independent for purposes of NYSE rules. During 2013, this Committee was comprised of Messrs. Brown, Helton, McDaniel, and Keeffe. The Nominating Committee met two times during 2013 and all members attended all meetings during the year. In accordance with our Corporate Governance Principles and with the Nominating Committee’s Charter, the Nominating Committee performs the functions listed above, which includes an assessment of whether our Board has the necessary diversity of skills, backgrounds, and experiences to meet our ongoing needs. The Nominating Committee Charter is available free of charge to the public in print or on our website at http://www.ultrapetroleum.com. You may also request a copy of the Nominating Committee Charter at no cost by making a written or telephone request for copies to Ultra Petroleum Corp., Corporate Secretary, 400 N. Sam Houston Pkwy E., Suite 1200, Houston, TX 77060, (281) 876-0120.

Identifying and Evaluating Director Nominees.

The Board of Directors has established certain criteria that it and the Nominating Committee use as guidelines in considering nominations to our Board. The criteria include: personal characteristics, including such matters as integrity, age, education, financial independence, diversity of background, gender and ethnic diversity, skills and experience, absence of potential conflicts of interest with us or our operations, willingness to exercise independent judgment, and the availability and willingness to devote sufficient time to the duties as one of our directors; experience in corporate management; experience as a board member of another company; practical and mature business judgment; and in the case of an incumbent director, past performance on our Board. The criteria are not exhaustive and the Board of Directors and the Nominating Committee may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve on our Board. Our goal is to assemble a board of directors with a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board of Directors and the Nominating Committee also consider candidates with appropriate non-business backgrounds.

The Board of Directors and our Nominating Committee believe that, based on their knowledge of our corporate governance principles and the needs and qualifications of the Board at any given time, the Board, with the help of the Nominating Committee, is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the Board not to accept unsolicited nominations from shareholders. In making its nominations, the Board and the Nominating Committee identify nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the criteria for Board service are re-nominated. As to new candidates, the Board and the Nominating Committee members discuss among themselves and members of management their respective recommendations. The Board and the Nominating Committee may also review the composition and qualification of the boards of directors of our competitors, seek input from industry experts or analysts and commission a formal director search to help identify qualified candidates. The Board and the Nominating Committee review the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making determinations, the Board and the Nominating Committee evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Board of Directors slates the nominees. The Nominating Committee, and the Board as a whole, believes each slated nominee possesses some or all of the desired qualifications and attributes.

In the section below entitled “Proposal 1 – Election of Directors,” biographical information is furnished with respect to each of the nominees for election at the upcoming Annual Meeting, together with a discussion of how each nominee’s experience, qualifications, attributes and skills led us to conclude such nominee should serve as one of our directors.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks nor insider (employee) participation during 2013.

Certain Transactions

In the ordinary course of our business, we purchase products or services from, or engages in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of our Board. When they occur, these transactions are conducted in the ordinary course and on an arms-length basis.

Review and Approval of Related Party Transactions.

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We have developed and implemented processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our annual proxy statement. In addition, our Nominating and Corporate Governance Committee or our Board (if appropriate) reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, consideration is given to:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters deemed appropriate.

Any director who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at the meeting where the transaction is considered.

Related Party Transactions.

Since the beginning of fiscal year 2013, there have been no transactions in excess of $120,000 between us and a related person in which the related person had a direct or indirect material interest.

PROPOSAL 1

ELECTION OF DIRECTORS

Each of our directors is elected annually and holds office until the next annual meeting of the shareholders unless that person ceases to be a director before then. In the absence of instructions to the contrary, the shares represented by a properly completed and deposited proxy will be voted for the nominees herein listed. Each incumbent director identified in the table below was nominated by our Nominating and Corporate Governance Committee as a nominee for election as one of our directors. Each of the nominees has consented to be nominated and have expressed their intention to serve if elected. Management does not contemplate that any of the nominees set out below will be unable to serve as a director. All of our officers and directors, including the nominees, are United States citizens.

Directors and Executive Officers

The following table provides information with respect to our directors, our nominees for director and our executive officers as of April 1, 2014. Please refer to the “Beneficial Ownership of Securities – Security Ownership of Certain Beneficial Owners and Management” table for a summary of the number of common shares owned by those of our current directors and executive officers who held their positions at the end of 2013. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

Name	Age	Position with the Company	Position Since
Michael D. Watford	60	Chairman of the Board, CEO, President and Director (Nominee)	1999
W. Charles Helton	72	Director (Nominee)	1994
Stephen J. McDaniel	52	Director (Nominee)	2006
Roger A. Brown	69	Director (Nominee)	2007
Michael J. Keeffe	62	Director (Nominee)	2012
Marshall D. Smith	54	Senior Vice President and Chief Financial Officer	2005
C. Bradley Johnson	42	Senior Vice President, Operations	2014
Douglas B. Selvius	55	Vice President, Exploration	2012

Mr. Michael D. Watford was appointed Chairman, President and Chief Executive Officer of Ultra Petroleum Corp. in 1999. Prior to joining Ultra Petroleum, Mr. Watford served as Chief Executive Officer of Nuevo Energy Company from 1994 to 1998. Mr. Watford has enjoyed a full range of domestic and international industry experiences in the exploration and production, downstream refinery and chemicals businesses and managed product marketing, processing, and pipeline businesses while working over his 39-year career. Mr. Watford has held various management positions for a number of energy companies including Shell Oil, Superior Oil, Meridian Oil (Burlington Resources), Torch Energy, and Nuevo Energy. Mr. Watford attended the University of Florida where he earned his undergraduate degree in Finance in 1975. While working for Shell Oil, he attended night school at the University of New Orleans where he earned his MBA in 1978. Mr. Watford is Chairman of the Independent Petroleum Association of America, and he is on the Board of Directors of Valerus and America’s Natural Gas Alliance. In addition, he is a member of the National Petroleum Council, an oil and natural gas advisory committee to the U.S. Secretary of Energy. He also serves as a voting member on the Board of Trustees for Northwest Assistance Ministries. Mr. Watford is our largest individual shareholder.

Dr. W. Charles Helton has been a director of the Company since August 1994. Dr. Helton is a medical doctor and has been the President, Chief Financial Officer and a director of Enterprise Exploration & Production Inc., a private oil and gas exploration and development company, for more than the past five years. Dr. Helton has extensive historical knowledge about the Company. We value Dr. Helton’s participation on the Board because of the business skills and insights he has acquired as a result of his broad and diverse success in a variety of business activities throughout his career and because of the strong leadership skills he has developed serving in many different operational, management and governance roles in the health care industry.

Mr. Stephen J. McDaniel has been a director on our Board since July 2006. Mr. McDaniel also currently serves as a director of Midstates Petroleum Company (NYSE:MPO), where he had previously been President and Chief Executive Officer and, later, non-executive Chairman. Mr. McDaniel has served, since 2013, on the Executive Board of the Lone Star Chapter of Big Brothers Big Sisters. Mr. McDaniel’s previous experience included approximately ten years of oil and gas investment banking, the majority of which was with Merrill Lynch where he held the position of Managing Director. He began his career with Conoco in 1983 where he held a variety of engineering, operations, and business development positions. We believe Mr. McDaniel is a valuable member of our Board because of his extensive oil and gas, energy investment banking and energy experience, including his financial and management expertise.

Mr. Roger A. Brown has been a director of the Company since 2007. Prior to his retirement in 2007, Mr. Brown was Vice President of Strategic Initiatives for Smith International, Inc. (acquired by Schlumberger in 2010) from 2005 to 2007 and President of Smith Technologies, a division of Smith International, Inc., from 1998 to 2005. Prior to his 30 year career in oilfield services, Mr. Brown was a practicing attorney for eight years. He holds a Bachelor of Science, Economics, History and Political Science and a Juris Doctorate all from the University of Oklahoma. Currently, he serves on the Boards of McDermott International Inc. (NYSE:MDR) and Boart Longyear (ASX:BLY). We value Mr. Brown’s directorship because of his legal background and his public company board and oil and gas services company executive experience.

Mr. Michael J. Keeffe has been a director of the Company since 2012. Prior to his retirement in 2011, Mr. Keeffe was a Senior Audit Partner with Deloitte & Touche LLP. He has 35 years of public accounting experience at Deloitte & Touche directing financial statement audits of public companies, principally in the oil field service and engineering and construction industries, most with significant international operations. He also served as a senior risk management and quality assurance partner in the firm’s consultation network. He is a retired Certified Public Accountant and holds a Bachelor of Arts and a Master of Business Administration both from Tulane University. We believe Mr. Keeffe is a valuable member of the Board because of his accounting and financial expertise, including in our industry and related industries.

Mr. Marshall D. Smith has been our Senior Vice President since January 2011 and our Chief Financial Officer since July 2005. He has over 32 years of progressive experience in a multitude of disciplines within the energy industry including operations, strategic planning, corporate finance and business development. Early in his career, he served as a practicing petroleum engineer for both major and independent oil companies and later focused his career on mergers, acquisitions and corporate finance advisory assignments in the energy sector. From 2001 to 2002, he served as the Chief Financial Officer at Gulf Liquids, Inc. Mr. Smith was the Vice President of Business Development at J.M. Huber Energy from 2002 to 2004. From 2004 until joining Ultra in July 2005, he served as Vice President of Upstream Business Development at Constellation Energy. Mr. Smith serves in several capacities for the University of Oklahoma. He is on the Executive Committee for the Price College of Business Energy Institute, the Board of Visitors for the College of Engineering, and the Advisory Board for the Mewbourne School of Petroleum Engineering. He also serves as a National Vice President for the Muscular Dystrophy Association. He earned a B.S. degree in Petroleum Engineering from the University of Oklahoma, and an MBA with highest honors from Oklahoma City University. Mr. Smith was named Best CFO of the Year for 2013 for a Medium Public Company by the Houston Business Journal.

Mr. C. Bradley Johnson joined the Company in 2008 as Director of Reservoir Engineering and Planning, was named Vice President, Reservoir Engineering and Development in 2011, and has been our Senior Vice President, Operations since April 1, 2014. He has over 19 years of industry experience in operations, engineering, acquisitions, project management and corporate planning. Mr. Johnson has also led multi-disciplinary teams that included engineering, geology, geophysics and land professionals. Prior to joining Ultra, Mr. Johnson was employed by Anadarko Petroleum for 13 years where he served in various engineering and leadership roles in several assets located in onshore North America, shelf and deep water Gulf of Mexico and in Algeria. Mr. Johnson earned a Bachelor of Science in Petroleum Engineering from Texas A&M University and a Master of Science in Petroleum Engineering from the University of Texas. He is a member of the Society of Petroleum Engineers and is a licensed professional engineer in Texas, Colorado, Wyoming and Pennsylvania.

Mr. Douglas B. Selvius joined the Company in 2010 as Director, Exploration. Effective January 2012, he was appointed our Vice President, Exploration and Land, overseeing the Geologic and Geophysical functions, as well as our Land group. He has over 31 years of exploration and production experience in conventional and unconventional plays across North America, the Gulf Coast, and the Gulf of Mexico. Throughout his career, Mr. Selvius has served in multiple operational and managerial roles at both major and independent exploration and production companies. Prior to joining Ultra, he spent six years leading SM Energy’s Gulf Coast exploration effort focused on the Eagle Ford play in South Texas. He earned a Bachelor of Science in Biology from Calvin College, and a Master of Science in Geology from the University of Michigan.

Our Board recommends shareholders vote “FOR” the nominees for director herein listed. In the absence of instructions to the contrary, the shares represented by a properly completed and deposited proxy will be voted for the nominees herein listed.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

On February 17, 2014, the Audit Committee of our Board voted to appoint Ernst & Young LLP to serve as our independent auditor for our fiscal year ending December 31, 2014. Under Yukon law, the appointment of the independent auditor is subject to shareholder approval and, accordingly, the Audit Committee’s appointment is subject to the receipt of such approval at the Annual Meeting.

Representatives of Ernst & Young are expected to attend the Annual Meeting. The representatives may make a statement if they so desire and, if they attend, will be available to respond to appropriate questions of the shareholders.

Our Board recommends shareholders vote “FOR” the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2014. In the absence of instructions to the contrary, the shares represented by a properly completed and deposited proxy will be voted for the appointment of Ernst & Young.

Principal Accountants Fees and Services

The following table presents aggregate fees for professional audit services rendered by Ernst & Young for the audit of our annual financial statements for each of the years ended December 31, 2013 and 2012, and fees billed for other services rendered by Ernst & Young during those years.

	2013	2012
Audit Fees	$1,398,000	$1,695,000
Audit-Related Fees	—	—
Tax Fees	25,000	—
All Other Fees	—	—

Total	$1,423,000	$1,695,000

Audit Fees. Fees paid for professional services rendered by Ernst & Young related to the audit of our annual financial statements and review of the quarterly financial statements, including out-of-pocket expenses, as well as the related attestation of internal controls as required by the Sarbanes-Oxley Act of 2002, Section 404.

Audit Related Fees. There were no Audit Related Fees paid to Ernst & Young in 2013 or 2012.

Tax Fees. We have elected not to use our current principal accountant for tax services. Tax Fees include fees related to tax planning and tax-related and structuring-related consultation.

All Other Fees. All Other Fees include fees paid to Ernst & Young for products and services other than those in the three categories above. There were no Other Fees paid to Ernst & Young in 2013 or 2012.

All of the services provided by our independent auditors during 2013 and 2012 were pre-approved by the Audit Committee. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and permitted non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before our independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

Audit Committee Report

Acting pursuant to its Charter, our Audit Committee reviewed and discussed our audited financial statements at, and for the year ended, December 31, 2013 with management and our independent auditors and recommended to our Board of Directors that the financial statements be included in our Annual Report on Form 10-K for 2013. This recommendation was based on: the Audit Committee’s review of the audited financial statements; discussion of the financial statements with management; discussion with our independent auditors, Ernst & Young LLP, of the matters required to be discussed by auditing standards generally accepted in the United States of America, including the matters required to be discussed by SAS 61 and the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board; receipt from Ernst & Young LLP of the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); discussions with Ernst & Young regarding its independence from our company and our management; and Ernst & Young’s confirmation that it would issue its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries and the results of their respective operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America.

Mr. Michael J. Keeffe, Chairman

Dr. W. Charles Helton

Mr. Stephen J. McDaniel

Mr. Roger A. Brown

PROPOSAL 3

APPROVAL OF ULTRA PETROLEUM CORP. 2015 STOCK INCENTIVE PLAN

General

At a meeting held on March 31, 2014, our Board of Directors approved the Ultra Petroleum Corp. 2015 Stock Incentive Plan (the “Plan”), subject to the approval of our shareholders at the Annual Meeting. The Board believes approval and ratification of the Plan is in the best interests of our shareholders and the Company.

The purpose of the Plan is to foster and promote the long-term financial success of the Company and to increase shareholder value by encouraging the commitment and retention of selected key employees, consultants and directors, motivating superior performance of key employees, consultants and directors, providing key employees, consultants and directors a way to obtain equity ownership in the Company to align their personal interests with those of our shareholders; and attracting and retaining key employees, consultants and directors by providing competitive compensation opportunities. To accomplish this purpose, the Plan authorizes us to provide equity incentive compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to our key employees, consultants and directors.

If our shareholders approve and ratify the Plan at the Annual Meeting, it will become an important component of our total compensation package, and it will reflect the importance we place on motivating and rewarding superior results by providing long-term equity-based incentives to our key employees, consultants and directors.

Our Board recommends shareholders vote “FOR” the approval and ratification of the Ultra Petroleum Corp. 2015 Stock Incentive Plan.

Description of the Ultra Petroleum Corp. 2015 Stock Incentive Plan

Below is a summary of the principal features of the Plan. Shareholders are also encouraged to refer to the full Plan, a copy of which is attached to this proxy statement as Schedule A.

Administration. The Plan will be administered by our Compensation Committee, which our Board has designated as the committee responsible for administering the Plan. At least two of the members of our Compensation Committee are “outside directors” under Section 162(m) of the Internal Revenue Code of 1986 (the “Tax Code”) and/or “non-employee directors” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). As set forth in the Plan, the Compensation Committee has the authority to select the individuals who are eligible to receive incentive compensation awards under the Plan, the types and amounts of incentive compensation awarded, and the terms and conditions of these incentive awards. As limited by applicable law and the Plan, the Compensation Committee may delegate this authority to our officers or other employees. The Compensation Committee also has the authority to interpret the Plan and to establish, amend or waive rules it deems necessary or appropriate in the administration of the Plan.

Eligibility. Only the following individuals are eligible to participate in the Plan: our employees, our directors, and any of our consultants who is in a position to contribute to our growth, development or financial success. During any calendar year, no covered employee described in Section 162(m) of the Tax Code or the applicable Treasury Regulations may receive grants (in the case of stock options and stock appreciation rights) or have vested (in the case of restricted stock, restricted stock units or other stock-based awards) relating to more than 500,000 of the shares of our common stock that are reserved for grants of incentive awards under the Plan. In addition, the maximum aggregate cash payout that may be made with respect to incentive awards paid in cash to our covered employees during any calendar year is $5.0 million.

Shares Subject to the Plan. The maximum number of shares of our common stock that are available for grants of incentive awards under the Plan is five million shares, provided the Compensation Committee has discretion to adjust the share reserve count to reflect changes in applicable law or other specified dilutive changes in the number of our overall outstanding shares. The Plan provides that the number of shares available for future incentive awards is reduced by the net number of shares issued pursuant to an incentive award, and any shares subject to an incentive award that are forfeited or terminated, expire unexercised, or are settled in cash or in another manner such that all or some of such shares are not issued may again be available for grants of incentive awards under the Plan. Shares are available to be delivered to grantees of incentive awards from our treasury shares or shares we purchase on the open market or otherwise, and the Plan also permits us to deliver shares by issuing new authorized but unissued shares.

Transferability. In general, incentive awards granted under the Plan may not be transferred or assigned except by a qualified domestic relations order or by will or the laws of descent. The Committee may, however, authorize that awards of nonstatutory stock options may be transferred or assigned, without consideration to the grantee, by a participant in the Plan to family members or trusts and entities owned by family members, to the extent permitted by the Plan.

Amendment of the Plan. Our Board has the power and authority to terminate or amend the Plan at any time in its discretion, except that the Plan may not be amended in a way that adversely affects the rights of a participant holding an incentive award at the effective time of the amendment without the participant’s consent, and except that without the approval of our shareholders, the Board may not:

•	increase the maximum number of shares which may be issued under the Plan (other than as a result of a specified dilutive event);

•	amend the requirements as to the class of employees eligible to purchase our shares under the Plan;

•	extend the term of the Plan;

•	increase the maximum limits on awards to covered employees as set for compliance with Section 162(m) of the Internal Revenue Code or applicable Treasury Regulations;

•	decrease the authority granted to the Compensation Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act; or

•

amend the Plan if the listing requirements of any national securities exchange or quotation system on which our common shares are then listed or quoted require shareholder approval of such an amendment in order for us to comply with such listing requirements.

Change in Control. The Plan addresses the timing of vesting of outstanding incentive awards and the timing and amount of payments of awards if we experience a “Change in Control.” If we do, the Plan provides that, effective as of the day before the event: all outstanding stock options vest and become immediately and fully exercisable; all restricted stock, restricted stock units and other stock-based units vest and become free of any restrictions and conditions; and all performance-based awards vest, are deemed earned in full, and shall be paid within 30 days after the event.

As used in the Plan, for any outstanding incentive award that is subject to and not exempt from Section 409A of the Tax Code, “Change in Control” generally means the occurrence of a change in ownership or effective control as defined in Section 409A of the Tax Code, and for any outstanding incentive award that is not subject to and that is exempt from Section 409A of the Tax Code, “Change in Control” means the occurrence of one or more of the events listed below:

•

Any consolidation, merger or other similar transaction in which we are not the surviving or continuing company or in which our shares are converted into cash, securities or other property (but not including a transaction where our shareholders have the same proportionate ownership of the surviving company after the transaction);

•	Any sale or other disposition of all or substantially all of our assets;

•	Our bankruptcy or our shareholders approve a plan or proposal for our liquidation or dissolution;

•	During any 12-month period, the members of our board of directors on the effective date of the Plan, or their duly elected and approved successors, cease to be at least a majority of our Board; or

•	Any individual, entity or group acquires beneficial ownership of 20% or more of our common shares or combined voting power during any 12-month period.

The plan also provides our Compensation Committee with discretion to determine that a change in control has not occurred, notwithstanding the foregoing.

Incentive Agreements. All incentive awards granted under the Plan will be authorized by our Compensation Committee and evidenced by a written incentive agreement setting forth the type of incentive being granted, the vesting schedule and other terms and conditions of the award.

Stock Options. A stock option entitles its holder to purchase, from us, a specified number of our common shares at a specified price per share. The Plan authorizes the Compensation Committee to award nonstatutory stock options as incentive compensation, but it does not authorize the Compensation Committee to award “incentive stock options” (as defined in Section 422 of the Tax Code).

Nonstatutory stock options may be awarded to any participant under the Plan. For nonstatutory stock options, the option price (i.e., the price at which the shares may be purchased from the Company by an individual exercising a stock option) must be at least equal to the fair market value of our common shares on the grant date of the option. Upon exercising a stock option, grantees must pay the Company the option price for their shares. Payment can be in cash, or, if the Committee agrees, by any means permitted by applicable law, including our withholding from the grantee a number of shares having a fair market value equal to the option price or by our participating with the grantee in a “cashless exercise” arrangement.

Stock Appreciation Rights. A stock appreciation right (SAR) provides its holder with the right to receive a “spread” equal to the excess of the fair market value of a specified number of our common shares on the date the SAR is exercised over an SAR price specified in the SAR award agreement. This spread is paid in cash or shares or in a combination of both as provided in the award agreement. The SAR price specified in the SAR award agreement must be at least equal to the fair market value of our common shares on the grant date of the SAR. The term of each SAR is determined by our Compensation Committee and will be set forth in the award agreement, provided, as set forth in the Plan, the term may not be longer than ten years.

Restricted Stock Award. A grant of restricted stock is an award of our common shares that is subject to the restrictions and limitations listed in the Plan and/or in the incentive award agreement. The award agreement will specify the time or times within the restricted stock award may be subject to forfeiture and any performance goals that must be met in order for restrictions on the award to be removed. Subject to the exceptions in the Plan or in an award agreement, the holder of a restricted stock award shall have all of the rights of a shareholder of the Company, including the right to vote the shares.

Restricted Stock Units. A grant of restricted stock units represents an agreement by the Company to deliver a corresponding number of shares to the grantee based upon performance conditions or any other terms and conditions, including the participant’s completion of service, specified in the award agreement. Restricted stock units may be granted to participants in such number, and upon such terms and conditions, as determined by the Compensation Committee and specified in the incentive award agreement. A grantee will have no voting rights with respect to any restricted stock units or to the shares corresponding to such restricted stock units before vesting.

Other Stock-Based Awards. The Committee may grant other forms of stock-based awards to any participant in the Plan. The terms and conditions of such awards shall be specified in the applicable incentive award agreement.

Termination of Employment, Death, Disability and Retirement. Termination of a participant’s employment affects the incentive awards under the Plan. Unless otherwise provided in the Plan or as may be otherwise provided in an award agreement:

•

If a participant’s employment is terminated by retirement, any non-vested awards shall immediately terminate and no further vesting shall occur, and any vested awards shall expire within one year of the retirement;

•

If a participant’s employment is terminated by death or disability, any non-vested awards shall immediately terminate and no further vesting shall occur, and any vested awards shall expire within one year of the date the participant’s employment terminated;

•	If a participant’s employment is terminated for cause, all vested and non-vested incentive awards shall immediately expire;

If a participant’s employment is terminated for any other reason, any non-vested awards shall immediately terminate and no further vesting shall occur, and any vested awards shall expire within 90 days after the termination of employment or at such other times as may be set forth in the incentive award agreement or in the Plan.

Performance-Based Awards. Incentive awards granted under the Plan may be made subject to the Company’s attaining pre-established performance goals over a specified performance period. Performance-based awards may be payable in stock or cash. All incentive award agreements for performance-based awards will specify the performance period, the performance goals to be achieved during the performance period, and the maximum and minimum settlement values of the award. Performance goals set by the Compensation Committee may relate to any of the items listed in the Plan, including profits, return measures, cash flows, earnings, and other performance criteria relevant to our business.

As determined by the Compensation Committee at the time of grant, a performance-based award is subject to performance criteria, within the meaning of Section 162(m) of the Tax Code, that are set forth in the Plan. These criteria are:

(a) profits (including, but not limited to, profit growth, net operating profit or economic profit);

(b) profit-related return ratios;

(c) return measures (including, but not limited to, return on assets, capital, equity, investment or sales);

(d) cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments);

(e) earnings (including but not limited to, total shareholder return, earnings per share or earnings before or after taxes);

(f) net sales growth (measured either in dollars, in volumes of hydrocarbon production, or other objective and specific criteria);

(g) net earnings or income (before or after taxes, interest, depreciation and/or amortization);

(h) gross, operating or net profit margins;

(i) productivity ratios;

(j) share price (including, but not limited to, growth measures and total shareholder return);

(k) turnover of assets, capital, or inventory (including, without limitation, reserve additions or revisions, and economic value added from reserves);

(l) expense targets (including, without limitation, reserve replacement costs and finding and development costs);

(m) margins;

(n) measures of health, safety or environment;

(o) operating efficiency (including, without limitation, project completion time, budget goals, operational downtime, rig utilization, and similar matters);

(p) customer service or satisfaction;

(q) market share;

(r) credit quality;

(s) debt ratios (e.g., debt to equity and debt to total capital); and

(t) working capital targets.

A performance-based award may provide for adjustment for a specified event such as asset write-downs or impairment charges, litigation, changes in tax laws or accounting principles, accruals and charges for reorganization and restructuring programs, acquisition or divestitures, foreign exchange gains and losses, and extraordinary nonrecurring items. The Compensation Committee has no discretion to increase the amount payable under an outstanding performance-based award subject to Section 162(m), but the Plan provides the Committee negative discretion to reduce a performance-based award.

ERISA

We believe the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). We intend to interpret, construe and administer the Plan as a plan that is not subject to ERISA. The Plan is also not a qualified retirement plan under Section 401(a) of the Tax Code.

Federal Income Tax Consequences

As required by SEC regulations, below we are providing a general summary of the expected United States federal income tax consequences, as of the date of this proxy statement, to the Company and to the participants in the Plan, associated with the grant of awards under the Plan. The federal tax laws may change and the federal, state and local tax consequences for any particular participant will depend on the participant’s individual circumstances. This information may not be applicable to participants who are not subject to United States federal income tax.

Stock Options, SARs, Restricted Stock Unit Awards, and Other Stock-Based Awards. We do not expect participants would recognize income due to the grant of a stock option, stock appreciation right (SAR), restricted stock unit award, or other stock-based award. Instead, for participants, ordinary income generally is required to be recognized on the date the stock option or SAR is exercised, or in the case of restricted stock unit awards or other stock-based awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award when the award vests. In general, the amount of ordinary income we would expect a participant to recognize is: (1) in the case of an option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price; (2) in the case of a SAR, the fair market value of any shares or cash received upon exercise; and (3) in the case of restricted stock unit awards or other stock-based awards, the amount of cash and/or the then fair market value of any shares received by the participant.

Payment Using Shares. If a participant pays the exercise price of a nonstatutory stock option with previously-owned common shares of the Company, we would expect the shares received equal to the number of shares surrendered to be treated as having been received in a tax-free exchange. We would expect the shares received in excess of the number surrendered would be taxable, to the participant, as ordinary income to the extent of the fair market value of such shares. We would not expect the participant to recognize income, and we would not expect to claim a deduction, as a result of the tax-free portion of the exchange transaction. The income treatment will apply to the shares disposed of, but will not affect the favorable tax treatment of the shares received.

Restricted Stock Award. We would not expect a participant receiving a grant of restricted stock under the Plan to recognize income, and we would not expect to claim a deduction, at the time such award is granted, unless the participant makes a “Section 83(b) election” (described below) with respect to a restricted stock award. While a restricted stock award remains unvested or otherwise subject to a “substantial risk of forfeiture,” we would only expect the participant to recognize compensation income in the amount of any dividends received, and we would expect to claim a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, we would expect the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award would be taxable as ordinary income to the participant, and we would expect to claim a deduction in a like amount for federal income tax purposes. Upon a disposition, by the participant, of the shares received, we would expect the gain or loss recognized by the participant to be treated as capital gain or loss, and that the capital gain or loss would be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within thirty (30) days after the grant date of a restricted stock award, the participant’s ordinary income recognition, our tax deduction, and the commencement of the participant’s holding period will be determined as of the grant date of the restricted stock award. In such a case, we would expect the amount of ordinary income recognized by such a participant and deductible by the Company to be equal to the excess of the fair market value of the award as of its grant date over the amount paid, if any, by the participant for the award, and we would not expect the participant to recognize additional ordinary income when the restricted stock award vests.

Gain or Loss on Sale or Exchange of Shares. In general, we would expect gain or loss from the sale or exchange of shares granted under the Plan to be treated as capital gain or loss, provided that the shares are held as capital assets by or on behalf of the participant at the time of a sale or exchange.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, because we are a publicly-held corporation, Section 162(m) of the Tax Code limits our ability to deduct compensation paid to certain of our executive officers in excess of $1 million annually per executive officer (including any deduction with respect to the exercise of a nonstatutory stock option or SAR). One of the exceptions relates to certain performance-based compensation, provided the performance goals for such compensation have been approved by our shareholders and certain other requirements are met. If the Plan is approved by our shareholders, we believe that the stock options, SARs, restricted stock, restricted stock units, and other performance-based awards that we grant under the Plan will be eligible to qualify for the performance-based compensation exception to Section 162(m).

Parachute Payments. Under the “golden parachute” provisions of Section 280G of the Tax Code, the accelerated vesting of stock options and benefits paid under other incentive awards granted under the Plan in connection with a change in control of the Company, as described under Section 280G, may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits under Section 280G. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20 percent federal tax and may be nondeductible to the Company. If a participant’s rights under the Plan are accelerated as a result of a change of control and the participant is a “disqualified individual” under Section 280G, the value of any accelerated rights received by such participant may be included in determining whether the participant received an “excess parachute payment” under Section 280G.

Section 409A. Section 409A of the Tax Code applies to certain plans providing deferred compensation to employees, directors, consultants and other service providers, and potentially could apply to certain of the different types of incentive awards available under the Plan. Generally, to the extent that deferrals of these awards fail to meet applicable requirements under Section 409A, such awards will be subject to taxation and tax penalties. We intend to structure incentive awards under the Plan and administer the Plan in a manner that either complies with or is exempt from the requirements of Section 409A. If any Plan provision or any incentive award would result in the imposition of a tax or penalty under Section 409A (and related Treasury Regulations), we may reform that Plan provision or award to the extent permitted under Section 409A to avoid imposition of the tax or penalty, and no such action taken to comply with Section 409A, or an exemption thereunder, shall be deemed to adversely affect the participant’s rights to the award.

Tax Withholding. Incentive awards under the Plan may be subject to tax withholding. When an award results in income to a participant that is subject to tax withholding, we may require the participant to remit the cash withholding amount to the Company or we may cause shares of our stock to be withheld from issuance to the participant or sold in order to satisfy the participant’s tax withholding obligations.

Repricing Prohibited. The Plan provides that outstanding stock options and SARs will not be “repriced” without the prior approval of our shareholders. For purposes of the Plan, a “repricing” generally means lowering the option price of an outstanding stock option or SAR, or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles. This prohibition does not prevent us from making adjustments in the exercise price of stock options or the SAR price for outstanding SARs in the event we recapitalize or consummate a merger or similar transaction.

Awards Granted Under the Plan. At April 2, 2014, the Corporation estimates that approximately 125 individuals are eligible to participate in the Plan. Because the Committee has the discretion to grant (or not grant) awards under the Plan, it is not possible as of the date of this proxy statement to determine future awards that will be received by our executive officers, employees and directors under the Plan.

Term of Plan. The Plan is intended to become effective January 1, 2015, and the Plan provides that incentive awards may be granted under the Plan for ten years after the effective date.

Our Board recommends you vote “FOR” the approval and ratification of the Ultra Petroleum Corp. 2015 Stock Incentive Plan. In the absence of instructions to the contrary, the shares represented by a properly completed and deposited proxy will be voted for the approval and ratification of the Plan.

Existing Equity Plans

As of December 31, 2013, we had the following common shares issuable pursuant to the stock incentive plans our shareholders have previously approved. Upon exercise, shares issued will be newly issued shares or shares issued from treasury.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (000’s)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (000’s)
Equity compensation plans approved by security holders	1,246	$48.49	2,829
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	1,246	$48.49	2,829

PROPOSAL 4

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our shareholders with an advisory (non-binding) vote on the compensation of our named executive officers (sometimes referred to as “say on pay”).

We encourage our shareholders to read the “Compensation Discussion and Analysis” and “Executive Compensation and Other Related Information” sections of this proxy statement for a detailed discussion of our compensation programs and policies, compensation and governance-related actions we have taken during 2013 and the compensation awarded to our named executive officers. We are focused on compensating our named executive officers fairly and in a manner that promotes our compensation philosophy as described in the “Compensation Discussion and Analysis” section of this proxy statement.

Our Board believes our executive compensation program satisfies these objectives, properly aligns the interests of our executive officers with our shareholders’ interests, and is worthy of shareholder support.

Accordingly, the Board recommends shareholders vote in favor of the following resolution:

Resolved, the shareholders of Ultra Petroleum Corp. approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative discussion, in its most recent proxy statement.

This is an advisory vote; it is not binding on our Board or the Company. Although this vote is advisory, our Board and our Compensation Committee, which is comprised entirely of independent directors, will review the results of the vote and take the results of the vote into consideration in future executive compensation decisions.

In the absence of instructions to the contrary, shares represented by a properly completed and deposited proxy will be voted “FOR” the resolution.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2015 Annual Meeting of Shareholders for inclusion in the proxy statement and proxy card relating to that meeting is advised that the proposal must be received by us at our principal executive offices not later than December 15, 2014. We will not be required to include in our proxy statement or proxy card any shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the SEC. If the date of the 2015 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2014 Annual Meeting, the deadline for submitting proposals to be included in our year-end 2014 proxy statement is a reasonable time before we begin to print and mail proxy materials for our 2015 Annual Meeting. In order to avoid controversy as to the date on which we receive any such proposal, we suggest shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

The persons named in our proxy card for the Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which we do not receive notice by February 28, 2014. If we change the date of the Annual Meeting by more than 30 days from the first anniversary of the date of the prior Annual Meeting, the persons named in our 2013 proxy statement will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before we mail our proxy materials for the Annual Meeting. If the date of the Annual Meeting is advanced or delayed by more than 30 calendar days from the first anniversary of the date of the prior Annual Meeting, we shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in our proxy statement and the new date for determining whether we may exercise discretionary voting authority because we have not received timely notice of a matter.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In some cases, only one copy of our proxy materials is being delivered to multiple shareholders sharing an address. Upon written or oral request, we will promptly deliver a separate copy of our proxy materials to a shareholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future, a shareholder may submit a written request to the Corporate Secretary, Ultra Petroleum Corp., 400 N. Sam Houston Pkwy E., Suite 1200, Houston, TX 77060 or an oral request by calling the Corporate Secretary at (281) 876-0120.

OTHER MATTERS

At the Annual Meeting, shareholders will receive and consider our consolidated financial statements for the year ended December 31, 2013 and the auditor’s report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken. Management knows of no amendment or other matters to come before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the accompanying proxy will be voted on such matter at the discretion of the person or persons voting the proxy. All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of our directors and officers and their relationship and transactions with us is based upon information received from the individual directors and officers.

By Order of the Board of Directors

/s/ Michael D. Watford

MICHAEL D. WATFORD

Chairman, President and Chief Executive Officer

Houston, Texas

April 3, 2014

SCHEDULE A

ULTRA PETROLEUM CORP.

2015 STOCK INCENTIVE PLAN

(Effective as of January 1, 2015)

i

v

ULTRA PETROLEUM CORP.

2015 STOCK INCENTIVE PLAN

SECTION 1.

GENERAL PROVISIONS RELATING TO

PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1	Background and Purpose

Ultra Petroleum Corp., a Yukon Territory, Canada corporation (the “Company”), has adopted this plan document, entitled “Ultra Petroleum Corp. 2015 Stock Incentive Plan” (the “Plan”), effective as of January 1, 2015 (the “Effective Date”).

The purpose of the Plan is to foster and promote the long-term financial success of the Company and to increase stockholder value by: (a) encouraging the commitment and retention of selected key Employees, Consultants and Outside Directors, (b) motivating superior performance of key Employees, Consultants and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing key Employees, Consultants and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s shareholders, (d) attracting and retaining key Employees, Consultants and Outside Directors by providing competitive compensation opportunities, and (e) enabling key Employees, Consultants and Outside Directors to share in the long-term growth and success of the Company.

The Plan provides for payment of various forms of compensation. It is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

The Plan will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 8.7, until all Shares subject to the Plan have been purchased or acquired according to its provisions.

1.2	Definitions

The following terms shall have the meanings set forth below:

(a) Affiliate. Any Subsidiary and any other Person that, directly or through one or more intermediaries, is controlled by the Company, as determined by the Committee.

(b) Authorized Officer. The Chairman of the Board, the CEO or any other senior officer of the Company to whom either of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.

(c) Board. The then-current Board of Directors of the Company.

(d) Cause. When used in connection with the termination of a Grantee’s Employment, shall mean the termination of the Grantee’s Employment by the Company or any Affiliate by reason of:

(i)	the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony;

(ii)	the commission by the Grantee of a material act of fraud upon the Company or any Affiliate, or any customer or supplier thereof;

(iii)	the misappropriation of any funds or property of the Company or any Affiliate, or any customer or supplier thereof;

(iv)	the engagement by the Grantee in any direct and material conflict of interest with the Company or any Affiliate without compliance with the Company’s or Affiliate’s conflict of interest policy, if any, then in effect;

(v)	the engagement by the Grantee, without the written approval of the Board or CEO, in any material activity which competes with the business of the Company or any Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Affiliate; or

(vi)	with respect to any Grantee who is an Employee (A) a material breach by Employee during his employment period of any of the restrictive covenants set out in his employment agreement with the Company or any Affiliate, if applicable, or (B) the willful, material and repeated nonperformance of Employee’s duties to the Company or any Affiliate (other than by reason of Employee’s illness or incapacity), but Cause shall not exist under clause (A) or (B) (above) until after written notice from the Board has been given to Employee of such material breach or nonperformance (which notice specifically identifies the manner and sets forth specific facts, circumstances and examples in which the Board believes that Employee has breached the agreement or not substantially performed his duties), and Employee has failed to cure such alleged breach or nonperformance within the time period set by the Board; and, for purposes of this subsection (vii), no act or failure to act on Employee’s part shall be deemed “willful” unless it is done or omitted by Employee not in good faith and without his reasonable belief that such action or omission was in the best interest of the Company (assuming disclosure of the pertinent facts, any action or omission by Employee after consultation with, and in accordance with the advice of, legal counsel reasonably acceptable to the Company shall be deemed to have been taken in good faith and to not be willful for purposes of this definition of “Cause”).

(e) CEO. The then-current Chief Executive Officer of the Company.

(f) Change in Control. Any of the events described in and subject to Section 7.8.

(g) Code. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

(h) Committee. The committee appointed by the Board to administer the Plan. The Committee shall be comprised of not less than two members of the Compensation Committee of the Board who are Independent Directors (or any successor committee or subcommittee of the Board designated by the Board) which committee or subcommittee shall be comprised of two or more members of the Board each of whom is an Independent Director. The Committee may be the Compensation Committee of the Board (or any subcommittee of the Compensation Committee) provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.

The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

Notwithstanding any other provision of the Plan, any Incentive Awards that are to be granted under the Plan to Outside Directors shall be approved by the Board, or made in accordance with a policy or program that is approved by the Board; provided, however, the Committee may recommend such Incentive Awards, policy or program to the Board for its approval. With respect to the grant of Incentive Awards to Outside Directors, all rights, powers and authorities vested in the Committee under the Plan with respect thereto shall instead be exercised by the Board, and thus any reference in the Plan to the Committee shall be deemed to include a reference to the Board when acting in such capacity. When the Board exercises its authority to act in its capacity as the Committee hereunder with respect to an Incentive Award for an Outside Director, it shall so designate with respect to any action that it undertakes in such capacity.

(i) Common Stock. The common stock of the Company, no par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

(j) Company. Ultra Petroleum Corp., a corporation organized under the laws of Yukon, Canada, and any successor in interest thereto.

(k) Consultant. An independent agent, consultant, attorney, or any other individual who is not an Outside Director or an Employee and who, in the opinion of the Committee, is (i) in a position to contribute to the growth or financial success of the Company (or any Affiliate), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Affiliate), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(l) Covered Employee. A named executive officer who is one of the group of covered employees, as defined in Code Section 162(m) and Treasury Regulation Section 1.162-27(c) (or its successor), during any period that the Company is a Publicly Held Corporation.

(m) Disability. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Grantee that would entitle him to payment of disability income payments under the Company’s long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to any reasonable examination(s) required in the opinion of such physician.

(n) Employee. Any employee of the Company (or any Parent or Subsidiary), within the meaning of Code Section 3401(c), including, without limitation, officers who are members of the Board.

(o) Employment. Employment means that the individual is employed as an Employee, or engaged as a Consultant or Outside Director, by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Code Section 424(a), or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Code Section 424(a). In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or written agreement.

The term “Employment” for purposes of the Plan shall include (i) active performance of agreed services by a Consultant for the Company (or any Parent or Subsidiary) or (ii) current membership on the Board by an Outside Director.

All determinations hereunder regarding Employment, and termination of the status of Employment for purposes of the Plan, shall be made by the Committee in its discretion.

(p) Exchange Act. The Securities Exchange Act of 1934, as amended.

(q) Fair Market Value. While the Company is a Publicly Held Corporation, the Fair Market Value of one Share, on the date as of which such Fair Market Value is to be determined, is equal to: (i) if the Shares are then principally listed or admitted to trading on the New York Stock Exchange (or another national securities exchange), (A) the average of the high sale price and low sale price of a Share on such date, as quoted on the securities exchange on which Shares are then principally listed or admitted to trading, (which information may be derived from reports of share prices on the internet) or (B) if there is no such high sale price or low sale price quoted on such date, the closing sales price of a Share on the immediately preceding business day, as quoted on such securities exchange as reported by such internet sources; or (ii) if the Shares are then not principally listed or admitted to trading on the New York Stock Exchange (or any other national securities exchange), the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If, on the date as of which Fair Market Value is to be determined, there were no trades of Shares reported on the New York Stock Exchange (or any other national securities exchange) on which Shares are then principally listed or admitted to trading, then the Fair Market Value shall be determined by reference to the last preceding date on which such trades were so reported.

If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion. In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its discretion, it deems advisable under the circumstances. With respect to Stock Options, SARs, and other Incentive Awards subject to Code Section 409A, the Fair Market Value shall be determined by the Committee consistent with the requirements of Section 409A in order to satisfy the exception under Code Section 409A for such Incentive Awards.

(r) Grantee. Any Employee, Consultant or Outside Director who is granted an Incentive Award under the Plan.

(s) Immediate Family. With respect to a Grantee, the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(t) Incentive Agreement. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 6.1.

(u) Incentive Award. A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, or Other Stock-Based Award.

(v) Independent Director. A member of the Board who qualifies as (i) an “independent director” under Section 303A of the New York Stock Exchange Listed Company Manual, (ii) an “outside director” within the meaning of Code Section 162(m), and (c) a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

(w) Insider. While the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

(x) Nonstatutory Stock Option. A Stock Option granted by the Committee to a Grantee under Section 2.

(y) Option Price. The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

(z) Other Stock-Based Award. An Incentive Award granted by the Committee to a Grantee under Section 5.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(aa) Outside Director. A member of the Board who is not, at the time of grant of an Incentive Award, an employee of the Company or any Affiliate.

(bb) Parent. Any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Code Section 424(e).

(cc) Performance-Based Award. A grant of an Incentive Award, or portion thereof, under the Plan pursuant to Section 6 that is intended to satisfy the Performance-Based Exception.

(dd) Performance-Based Exception. The performance-based exception from the tax deductibility limitations of Code Section 162(m), as prescribed in Code Section 162(m) and Treasury Regulation Section 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation.

(ee) Performance Criteria. The business criteria that are specified by the Committee pursuant to Section 6 for an Incentive Award that is intended to qualify for the Performance-Based Exception; the satisfaction of such business criteria during the Performance Period being required for the grant and/or vesting of the Incentive Award to occur, as specified in the applicable Incentive Agreement.

(ff) Performance Period. A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee’s right to, and the payment value of, any Incentive Award that is intended to qualify for the Performance-Based Exception.

(gg) Person. Any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(hh) Plan. This Ultra Petroleum Corp. 2015 Stock Incentive Plan, as effective on the Effective Date, which is set forth herein and as it may be amended from time to time.

(ii) Plan Year. The calendar year. The first Plan Year begins on the Effective Date.

(jj) Publicly Held Corporation. A corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

(kk) Restricted Stock. One or more Shares of Common Stock that are issued or transferred to a Grantee pursuant to Section 3 and subject to certain restrictions as set forth in the Plan and in the Grantee’s Incentive Agreement.

(ll) Restricted Stock Award. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee pursuant to Section 3.

(mm) Restricted Stock Unit. A right granted to a Grantee pursuant to Section 4 which entitles the Grantee to receive one Share or the cash equivalent on the vesting date, which right is subject to certain restrictions as set forth in the Plan and in the Grantee’s Incentive Agreement.

(nn) Restriction Period. The period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of Restricted Stock by the Grantee is restricted.

(oo) Retirement. The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 62 years, or such other age as may be designated by the Committee in the Grantee’s Incentive Agreement.

(pp) Share. A share of the Common Stock of the Company.

(qq) Share Pool. The number of shares authorized for issuance under Section 1.4, as adjusted for (i) awards and payouts under Section 1.5 and (ii) changes and adjustments as described in Section 7.6.

(rr) Spread. The difference between the exercise price per Share specified in a SAR grant and the Fair Market Value of a Share on the date of exercise of the SAR.

(ss) Stock Appreciation Right or SAR. A Stock Appreciation Right as described in Section 2.5.

(tt) Stock Option or Option. Pursuant to Section 2, a Nonstatutory Stock Option granted to an Employee, Consultant or Outside Director, pursuant to which the Grantee has the right to purchase Shares of Common Stock.

(uu) Subsidiary. Any company (whether a corporation, partnership, joint venture or other form of entity) in which the Company (or an Affiliate of the Company in which the Company owns a greater than 50% equity interest, directly or indirectly), owns a greater than 50% equity interest.

1.3	Plan Administration

(a) Authority of the Committee. Except as may be limited by law and subject to the provisions herein, the Committee shall have the complete power and authority to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan’s administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

(b) Meetings. The Committee shall designate a chairman from among its members who shall preside at its meetings, and shall designate a secretary, without regard to whether that individual is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(c) Decisions Binding. All determinations and decisions of the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all Persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries. The Committee’s decisions and determinations with respect to the Plan or any Incentive Award need not be uniform and may be made selectively among Incentive Awards, Grantees and Persons, whether or not such Incentive Awards are similar or such Persons are similarly situated.

(d) Modification of Outstanding Incentive Awards. Subject to the shareholder approval requirements under Section 8.7 or as otherwise required, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that (i) is not adverse to the Grantee to whom such Incentive Award was granted, (ii) is consented to by such Grantee, (iii) does not cause the Incentive Award to provide for the deferral of compensation in a manner that does not comply with Code Section 409A or is not exempt under Code Section 409A (unless otherwise determined by the Committee), and (iv) does not contravene the requirements of the Performance-Based Exception under Code Section 162(m), if applicable. Notwithstanding the above provisions of this subsection, no amendment or modification of an Incentive Award shall be made to the extent such modification results in any Stock Option with an exercise price less than 100% of the Fair Market Value per Share on the date of grant.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m), the rules of the New York Stock Exchange or any other national stock exchange or inter-dealer quotation system upon which the Common Stock is listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the discretion and authority to grant Incentive Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Incentive Awards.

(e) Delegation of Authority. The Committee may delegate to designated officers or other employees of the Company any of its duties and authority under the Plan pursuant to such conditions or limitations as the

Committee may establish from time to time, including, without limitation, the authority to recommend Grantees and the forms and terms of their Incentive Awards; provided, however, the Committee may not delegate to any Person the authority (i) to grant Incentive Awards or (ii) while the Company is a Publicly Held Corporation, to take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act, the Performance-Based Exception under Code Section 162(m), or the Sarbanes-Oxley Act of 2002.

(f) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report, opinion, calculation or other information furnished by any officer or employee of the Company or an Affiliate, the Company’s independent certified public accountants, counsel or other advisors to the Company, or any consultant, attorney, accountant or other advisor retained by the Committee to assist in the administration of the Plan. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, decision, construction or determination made in good faith in connection with the Plan or any Incentive Award.

(g) Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

(h) Surrender of Previous Incentive Awards. Subject to Section 7.10, the Committee may, in its discretion, grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee directs. Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards shall not count against the limits set forth in Section 1.4 until such time as such previous Incentive Awards are surrendered and cancelled. No surrender of Incentive Awards shall be made under this Section 1.3(h) if such surrender causes any Incentive Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A, unless otherwise determined by the Committee.

(i) Indemnification. Each individual who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Each such individual shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which each such individual may be entitled (i) under the Company’s Articles or Certificate of Incorporation or Bylaws, (ii) pursuant to any separate indemnification or hold harmless agreement with the Company or an Affiliate, (iii) as a matter of law, contract or otherwise, or (iv) any power that the Company or an Affiliate may have to indemnify them or hold them harmless.

1.4	Shares of Common Stock Available for Incentive Awards

Subject to adjustment under Section 7.6, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) five million (5,000,000) Shares of Common Stock. Pursuant to Section 1.5, the number of such reserved Shares for Incentive Awards granted under the Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder.

Subject to adjustment under Section 7.6, the number of Shares which may be granted as Restricted Stock Awards, Restricted Stock Units or Other Stock-Based Awards, in the aggregate, shall be 5,000,000 of the Shares reserved pursuant to the previous paragraph. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan reserve as it deems appropriate and consistent with Sections 1.4 and 1.5.

During any period that the Company is a Publicly Held Corporation, the following rules shall apply to grants of Incentive Awards that are made to Covered Employees:

(a) Subject to adjustment under Section 7.6, the maximum aggregate number of Shares attributable to Incentive Awards paid out in Shares that may be granted (in the case of Stock Options and SARs) or that may vest (in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards), as applicable, in any calendar year pursuant to any Incentive Awards for any individual Grantee shall be five hundred thousand (500,000) Shares;

(b) The maximum aggregate cash payout (with respect to any Incentive Awards paid out in cash) in any calendar year which may be made for any Grantee shall be five million dollars ($5,000,000);

(c) With respect to any Stock Option or SAR granted to a Covered Employee that is canceled or repriced to the extent permitted under the terms of the Plan, the number of Shares subject to such Stock Option or SAR shall continue to count against the maximum number of Shares that may be the subject of Stock Options or SARs granted to such Covered Employee and, in this regard, such maximum number shall be determined in accordance with the requirements of Code Section 162(m); and

(d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with the Performance-Based Exception.

1.5	Share Pool Adjustments for Awards and Payouts

The following Incentive Awards shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

(a)	Stock Option;

(b)	SAR in Shares;

(c)	Restricted Stock Award;

(d)	Restricted Stock Unit in Shares; and

(e)	Other Stock-Based Award in Shares.

Shares subject to an Incentive Award shall not be issued or transferred to a Grantee, and shall cease to be issuable or transferable to a Grantee, due to forfeiture, termination, expiration or cancellation, in whole or in part, of such Incentive Award for any reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company due to the Grantee’s failure to comply with the terms and conditions of an Incentive Award or for any other reason. The Shares not so issued or transferred, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the Share reserve in Section 1.4, and thus may be used thereafter for grants of additional Incentive Awards under the Plan. The following additional parameters shall apply:

(a) To the extent an Incentive Award is settled or paid in cash, Shares subject to such Incentive Award will not be considered to have been issued and thus will not be applied against the maximum number of Shares provided in Section 1.4.

(b) To the extent that any outstanding Incentive Award that is to be settled in Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions thereof, or otherwise terminates without an issuance of Shares being made thereunder, the Share reserve in Section 1.4 shall be credited with the number of Shares covered thereby and such Shares may be made subject to future Incentive Awards under the Plan.

(c) If an Incentive Award may be settled in Shares or cash, such Shares shall be deemed issued only when and to the extent that settlement or payment is actually made in Shares. To the extent an Incentive Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance pursuant to such Incentive Award will again be deemed available for issuance under Section 1.4, and the maximum number of Shares that may be issued under Section 1.4, shall be reduced only by the number of Shares actually issued and transferred to the Grantee.

(d) Any Shares repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award shall not increase the number of Shares available under Section 1.4.

1.6	Common Stock Available

The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) authorized but unissued shares, or (c) Shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.7	Participation

(a) Eligibility. Incentive Awards may be granted only to individuals who, at the time of grant, are Employees, Consultants, and/or Outside Directors. The Committee shall from time to time designate those Employees, Consultants and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares, Stock Options, rights or units, as the case may be, which shall be granted to each such individual, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

No Insider shall be eligible to be granted an Incentive Award that is subject to Rule 16a-3 under the Exchange Act unless and until such Insider has granted a limited power of attorney to those officers of the Company who have been designated by the Committee for purposes of future required filings under the Exchange Act.

1.8	Types of Incentive Awards

The types of Incentive Awards under the Plan are Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Other Stock-Based Awards, or any combination of the foregoing.

SECTION 2.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1	Grant of Stock Options

The Committee is authorized to grant Nonstatutory Stock Options to Employees, Consultants and/or Outside Directors in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee regardless whether any Stock Option previously granted to such person remains unexercised. No “incentive stock option”, as defined in Code Section 422, may be granted under the terms of the Plan.

2.2	Stock Option Terms

(a) Written Agreement. Each grant of a Stock Option shall be evidenced by a written Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth the extent to which the

Grantee shall have the right to exercise the Stock Option following termination of the Grantee’s Employment. Such provisions shall be determined in the discretion of the Committee and included in the Grantee’s Incentive Agreement, and such provisions need not be uniform among all Stock Options issued pursuant to the Plan.

(b) Number of Shares. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

(c) Exercise Price. The exercise price per Share of Common Stock under each Stock Option shall be (i) not less than 100% of the Fair Market Value per Share on the date the Stock Option is granted and (ii) specified in the Incentive Agreement. Each Stock Option shall specify the method of exercise which shall be consistent with Section 2.3(a).

(d) Term. In the Incentive Agreement, the Committee shall fix the term of each Stock Option. In the event no term for the Stock Option is set out in the Incentive Agreement, the term of any other Stock Option grant under the Plan shall be ten (10) years, in each case from the grant date.

(e) Exercise. The Committee shall determine the time or times at which a Stock Option may be exercised, in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the Performance Criteria to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated Performance Criteria, may specify a minimum level of achievement in respect of the specified Performance Criteria below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the Performance Criteria. All such particular terms and conditions of the Stock Option shall be set forth in the Grantee’s Incentive Agreement.

(f) No Reloads. Incentive Agreements for Stock Options shall not contain any provision entitling a Grantee to the automatic grant of additional Stock Options in connection with the exercise of the original Stock Option.

2.3	Stock Option Exercises

(a) Method of Exercise and Payment. Stock Options shall be exercised by the delivery of a notice of exercise to the Company or its designee, which must be received as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent; or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above.

Any payment in Shares shall be effected by the surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. Unless otherwise permitted by the Committee in its discretion, the Grantee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial accounting reporting purposes.

The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a “cashless exercise” by establishing procedures satisfactory to the Committee with respect thereto), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. At the direction of the Grantee, a broker may either (i) sell all of the Shares received when the Option is exercised and pay the Grantee the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker); or (ii) sell enough of the Shares received upon exercise of the Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Grantee (either directly or through the Company) a stock certificate for the remaining Shares. Dispositions to a broker effecting a cashless exercise are not exempt under Section 16 of the Exchange Act while the Company is a Publicly Held Corporation. Moreover, in no event will the Committee allow the Option Price to be paid with a form of consideration, including a loan or a “cashless exercise,” if such form of consideration would violate the Sarbanes-Oxley Act of 2002, as determined by the Committee.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, evidence of ownership for the number of Shares purchased under the Stock Option.

Subject to Section 7.4, during the lifetime of a Grantee, each Option granted to the Grantee shall be exercisable only by the Grantee (or his legal guardian in the event of his Disability) or by a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a).

(b) Restrictions on Share Transferability. The Committee may impose such restrictions on any grant of Stock Options or on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any shareholders’ agreement, buy/sell agreement, right of first refusal, non-competition, and any other agreement between the Company and any of its securities holders or employees; (ii) any applicable federal securities laws; (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or traded; or (iv) any blue sky or state securities law applicable to such Shares. Any certificate issued to evidence Shares issued upon the exercise of a Stock Option may bear such legends and statements as the Committee shall deem advisable to assure compliance with applicable federal and state laws and regulations.

Any Grantee or other Person exercising a Stock Option shall be required, if requested by the Committee, to give a written representation that the Stock Option and the Shares subject to the Stock Option will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its discretion, may release any Person receiving an Stock Option from any such representations either prior to or subsequent to the exercise of the Stock Option.

(c) Proceeds of Option Exercise. The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

2.4	Stock Appreciation Rights

(a) Grant. The Committee may grant Stock Appreciation Rights to any Employee, Consultant or Outside Director. A SAR is the right to receive an amount equal to the Spread with respect to a Share upon the exercise of the SAR. SARs may be granted in tandem with the grant of a Stock Option, in which case the Incentive Agreement will provide that (1) the SAR shall be cancelled when and to the extent the related Stock Option is exercised and (2) the exercise of the SAR will result in the surrender of the right to purchase the Share under the Stock Option as to which the SAR was exercised. Alternatively, SARs may be granted independently of Stock Options, in which case the grant of SARs shall be evidenced by an Incentive Agreement. Any SARs granted under the Plan are intended to satisfy the requirements under Code Section 409A to the effect that such SARs do not provide for the deferral of compensation that is subject to taxation under Code Section 409A.

(b) General Provisions. The terms and conditions of each SAR shall be evidenced by an Incentive Agreement. The exercise price per Share shall not be less than one hundred percent (100%) of the Fair

Market Value of a Share on the grant date of the SAR. The term of the SAR shall be determined by the Committee but shall not be greater than ten (10) years from the date of grant. The Committee shall not include any feature for the deferral of compensation other than deferral of the recognition of income until exercise of the SAR.

(c) Exercise. SARs shall be exercisable subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the SAR grant. No SAR granted to an Insider may be exercised prior to six (6) months from the date of grant, except in the event of the death or Disability of such Grantee which occurs prior to the expiration of such six-month period if so permitted under the Incentive Agreement.

(d) Settlement. Upon exercise of the SAR, the Grantee shall receive an amount equal to the Spread. The Spread, less applicable withholdings, shall be payable only in cash or in Shares, or a combination of both, as specified in the Incentive Agreement, within 30 calendar days of the exercise date. In addition, the Incentive Agreement under which such SARs are awarded, or any other agreements or arrangements, shall not provide that the Company will purchase any Shares delivered to the Grantee as a result of the exercise or vesting of the SAR.

SECTION 3.

RESTRICTED STOCK AWARDS

3.1	Award of Restricted Stock

(a) Grant. With respect to a Grantee who is an Employee, Consultant or Outside Director, Shares of Restricted Stock may be awarded by the Committee with such restrictions during the Restriction Period as the Committee shall designate in its discretion. Any such restrictions may differ with respect to a particular Grantee. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Incentive Agreement and, during the Restriction Period, such Shares of Restricted Stock must remain subject to a “substantial risk of forfeiture” within the meaning given to such term under Code Section 83. Any Restricted Stock Award may, at the time of grant, be designated by the Committee as a Performance-Based Award that is intended to qualify for the Performance-Based Exception.

(b) Immediate Transfer Without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Grantee’s Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee, Consultant or Outside Director, as applicable, thus entitling such Grantee to all voting, dividend, and other ownership rights in such Shares.

As specified in the Incentive Agreement, a Restricted Stock Award may or may not limit the Grantee’s voting and/or dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Incentive Agreement, the Committee may apply any restrictions to the voting or dividend rights that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of a Restricted Stock Award is designed to comply with the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception; provided, however, in the absence of any such restrictions pertaining to the payment of any dividends or dividend equivalents, the same vesting standards that apply to the underlying Shares of Restricted Stock shall also apply to the related dividends or dividend equivalents. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, if applicable, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Restricted Stock Award with respect to which the dividend is paid.

Shares subject to a Restricted Stock Award, whether or not under a Performance-Based Award, may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the Grantee’s Incentive Agreement. The Company or Committee (or their delegates) shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

(c) Other Terms and Conditions. Unless provided otherwise in the Grantee’s Incentive Agreement for a Restricted Stock Award, (i) the Grantee shall not be entitled to delivery of the stock certificate until the forfeiture restrictions have expired, (ii) the Company shall retain custody of the Shares until the forfeiture restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of or encumber the Shares until the forfeiture restrictions have expired, (iv) a breach of the terms and conditions established by the Committee in the Grantee’s Incentive Agreement shall result in a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to Shares subject to a Restricted Stock Award directly to the Grantee, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares; provided, however, in the absence of any other restrictions pertaining to the payment of any dividends or dividend equivalents, the same vesting standards that apply to the underlying Shares of Restricted Stock shall also apply to the related dividends or dividend equivalents. At the time a Restricted Stock Award is granted, the Committee may, in its discretion, prescribe in the Grantee’s Incentive Agreement such additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of Employment (by retirement, disability, death, or otherwise) of the Grantee prior to expiration of the forfeitures restrictions.

(d) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Shares received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Grantee shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(e) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. Subject to any limitations imposed under Code Section 162(m), the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Shares subject to a Restricted Stock Award and, upon such vesting, all forfeiture restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this paragraph may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee.

3.2	Restrictions

(a) Forfeiture of Restricted Stock. A Restricted Stock Award may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a “substantial risk of forfeiture” (as defined in Code Section 83), and a restriction on transferability; (ii) unless otherwise specified by the Committee in the Incentive Agreement, a Restricted Stock which is subject to restrictions that are not satisfied shall be forfeited and all rights of the Grantee to such Shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the Grantee’s Incentive Agreement. The Grantee cannot sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares of Restricted Stock until the Restriction Period has expired.

(b) Issuance of Certificates. Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Company shall cause to be issued a stock certificate, which is registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such Shares. Each such stock certificate shall bear the following legend or any other legend approved by the Company:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Ultra Petroleum Corp. 2015 Stock Incentive Plan and an Incentive Agreement entered into between the registered owner of such shares and Ultra Petroleum Corp. A copy of the Plan and Incentive Agreement are on file in the main corporate office of Ultra Petroleum Corp.

Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock unless and until such Shares vest pursuant to the terms of the Incentive Agreement.

(c) Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is necessary or appropriate.

3.3	Delivery of Shares of Common Stock

Subject to withholding taxes under Section 8.3 and to the terms of the Incentive Agreement, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions.

SECTION 4.

RESTRICTED STOCK UNITS

4.1	Grant of RSUs

The Committee may grant Restricted Stock Units to a Grantee who is an Employee, Consultant or Outside Director, as selected in the discretion of the Committee, in such amounts as shall be determined by the Committee in its discretion. Each grant of RSUs will be evidenced by an Incentive Agreement that sets forth the number of RSUs covered by the Incentive Award and the terms, conditions, restrictions and other provisions applicable to the RSUs as may be specified by the Committee consistent with the terms of the Plan, including, without limitation, provisions relating to compliance with, or exemption under, Code Section 409A. The Committee may award Restricted Stock Units to a Grantee that are payable in Shares or cash, or in a combination thereof.

4.2	Restrictions and Lapse of Restrictions on RSUs.

RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may impose in the Incentive Agreement including, without limitation, provisions relating to compliance with, or exemption under, Code Section 409A. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or continued service requirements, or otherwise, as determined by the Committee and set forth in the Grantee’s Incentive Agreement. A Grantee of RSUs may not transfer RSUs, or any interest or portion in any RSU, to any other Person for any reason, unless the Incentive Agreement expressly allows such transfer and it is permitted without incurring taxation under Code Section 409A.

4.3	Settlement of RSUs.

RSUs shall become payable to a Grantee at the time or times set forth in the Incentive Agreement, which may be upon or following vesting of the Incentive Award. RSUs may be paid in cash, Shares or a combination thereof, as determined by the Committee and set forth in the Grantee’s Incentive Agreement, subject to any applicable withholding taxes.

4.4	No Rights as a Stockholder.

The Grantee shall have no rights as a stockholder with respect to any Incentive Award of RSUs until such time as Shares are paid and delivered to the Grantee in settlement of the RSUs pursuant to the terms of Grantee’s Incentive Agreement.

SECTION 5.

OTHER STOCK-BASED AWARDS

5.1	Grant of Other Stock-Based Awards

Other Stock-Based Awards may be awarded by the Committee to Grantees that are payable in Shares or in cash, as determined in the discretion of the Committee to be consistent with the goals of the Company. Other types of Stock-Based Awards that are payable in Shares include, without limitation, purchase rights, Shares awarded that are not subject to any restrictions or conditions, Shares awarded subject to the satisfaction of specified Performance Criteria, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the performance of a specified Affiliate, or a division, business unit, or department of the Company or an Affiliate, and settlement in cancellation of rights of any Person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Affiliate. As is the case with other types of Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to, or in tandem with, any other Incentive Awards. Other Stock-Based Awards that are payable in Shares are not intended to be deferred compensation subject to taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant. Other Stock-Based Awards need not be subject to any Performance Criteria or to forfeiture, and thus may be awarded without any vesting requirements. The purchase price, if any, for Shares issued pursuant to an Other Stock-Based Award shall be determined by the Committee in its discretion.

As is the case with other types of Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to, or in tandem with, any other Incentive Awards. Other Stock-Based Awards that are payable in Shares are not intended to be deferred compensation subject to taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant.

5.2	Other Stock-Based Award Terms

(a) Written Agreement. All terms and conditions of an Other Stock-Based Award shall be determined by the Committee and set forth in the Grantee’s Incentive Agreement.

(b) Purchase Price. Except if an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, but only to the extent permitted under the Plan, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services rendered (in the case of authorized and unissued Shares), or to be rendered, by the Grantee, or (ii) as otherwise specified in the Incentive Agreement.

(c) Performance Criteria and Other Terms. The Committee may specify Performance Criteria for (i) vesting in an Other Stock-Based Award and (ii) payment thereof to the Grantee, as the Committee may determine in its discretion. The extent to which any such Performance Criteria have been met shall be determined and certified by the Committee in accordance with the requirements to qualify for the Performance-Based Exception pursuant to Section 6.

SECTION 6.

PERFORMANCE-BASED AWARDS AND PERFORMANCE CRITERIA

6.1	Performance Criteria

As determined by the Committee at the time of grant, a Performance-Based Award may be granted subject to performance objectives relating to one or more of the following Performance Criteria within the meaning of Code Section 162(m) in order to qualify for the Performance-Based Exception:

(a)	profits (including, but not limited to, profit growth, net operating profit or economic profit);

(b)	profit-related return ratios;

(c)	return measures (including, but not limited to, return on assets, capital, equity, investment or sales);

(d)	cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments);

(e)	earnings (including but not limited to, total shareholder return, earnings per share or earnings before or after taxes);

(f)	net sales growth (measured in dollars or in volumes of hydrocarbon production or based on other objective criteria as specified by the Committee);

(g)	net earnings or income (before or after taxes, interest, depreciation and/or amortization);

(h)	gross, operating or net profit margins;

(i)	productivity ratios;

(j)	share price (including, but not limited to, growth measures and total shareholder return);

(k)	turnover of assets, capital, or inventory (including, but not limited to, reserve additions or revisions, and economic value added from reserves);

(l)	expense targets (including, but not limited to, reserve replacement costs and finding and development costs);

(m)	margins;

(n)	measures of health, safety or environment;

(o)	operating efficiency (including, but not limited to, project completion time, budget goals, operational downtime, rig utilization, and similar matters);

(p)	customer service or satisfaction;

(q)	market share;

(r)	credit quality;

(s)	debt ratios (including, but not limited to, debt to equity and debt to total capital); and

(t)	working capital targets.

Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a Performance Period. In the Incentive Agreement, the Committee shall designate one or more Performance Criteria for each granted Incentive Award that is intended to qualify for the Performance-Based Exception.

The Performance Criteria specified in any Incentive Agreement need not be applicable to all Incentive Awards, and may be particular to an individual Grantee’s function, Affiliate or business unit. The Committee may establish the Performance Criteria of the Company, any Affiliate or business unit, as determined and designated by the Committee, in its discretion, in the Grantee’s Incentive Agreement for the Performance-Based Award.

Performance-Based Awards will be granted in the discretion of the Committee and will be (a) sufficiently objective so that an independent Person having knowledge of the relevant facts could determine the amount payable to Grantee, if applicable, and whether the pre-determined goals have been achieved with respect to the Incentive Award, (b) established at a time when the performance outcome is substantially uncertain, (c) established in writing no later than ninety (90) days after the commencement of the Performance Period to which they apply (or no later than the date that 25% of the Performance Period has elapsed in the case of a Performance Period of less than a year), and (d) based on any Performance Criteria, or any combination thereof, as set forth above in this Section 6 and referenced in the Grantee’s Incentive Agreement.

6.2	Adjustments of Performance-Based Awards

The Committee may provide in any Performance-Based Award, at the time the Performance Criteria are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified event that occurs during a Performance Period, including the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals and charges for reorganization and restructuring programs; (e) acquisitions or divestitures; (f) foreign exchange gains and losses; (g) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification Topic 225.20, “Income Statement – Extraordinary and Unusual Items” (or any successor thereto); and (h) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year. To the extent such inclusions or exclusions affect Performance-Based Awards, they shall be prescribed in a form that meets the requirements of the Performance-Based Exception. Notwithstanding the foregoing, the Committee may, at its discretion, reduce the Performance Criteria (or results thereof) upon which Performance-Based Awards are provided in order to offset any unintended result(s) arising from events not anticipated when the Performance Criteria were established, or for any other purpose, provided that such adjustment is permitted by Code Section 162(m).

6.3	Discretionary Adjustments

The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Performance-Based Award made to Grantee, but discretion to lower or reduce the Performance-Based Award is permissible. The Committee cannot exercise any discretionary authority it may otherwise have under the Plan with respect to a Performance-Based Award in any manner to (a) waive the achievement of the applicable Performance Criteria or (b) increase the amount payable pursuant thereto or the value thereof, or (c) otherwise in a manner that would cause the Performance-Based Award to cease to qualify for the Performance-Based Exception. The Committee may exercise negative discretion to determine that the portion of a Performance-Based Award actually earned, vested or payable (as applicable) shall be less than the portion that would be earned, vested or payable based solely upon application of the applicable Performance Criteria as set forth in the Grantee’s Incentive Agreement.

6.4	Certification

The Performance-Based Award, and payment for any Performance-Based Award under the Plan with respect to a relevant Performance Period, will be contingent upon the attainment of the Performance Criteria as set forth in the Grantee’s Incentive Agreement. The Committee shall certify in writing prior to payment of any of the Performance-Based Award that such Performance Criteria have been satisfied. Approved minutes of the Committee may be used for this purpose.

6.5	Compliance with Section 162(m)

The Performance Criteria shall be objective and satisfy third party “objectivity” standards under Code Section 162(m) and the regulations promulgated thereunder. In interpreting provisions relating to

Performance-Based Awards under the Plan or an Incentive Agreement, it is the intent of the Plan and Committee to conform with the standards of Code Section 162(m) and the regulations thereunder to qualify for the Performance-Based Exception.

6.6	Other Considerations

All Performance-Based Awards under the Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary or appropriate to effectuate the purpose of this Section 6 and to otherwise meet the requirements of the Performance-Based Exception.

SECTION 7.

PROVISIONS RELATING TO PLAN PARTICIPATION

7.1	Incentive Agreement

Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (a) shall not disclose any confidential information acquired during Employment with the Company, (b) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (c) shall not interfere with the employment or other service of any Employee, (d) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (e) shall forfeit an Incentive Award if terminated for Cause, (f) shall not be permitted to make an election under Code Section 83(b) when applicable, and (g) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, a shareholders’ agreement, buy-sell agreement, or other agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

Unless otherwise determined by the Committee and set forth in the applicable Incentive Award Agreement, Incentive Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

7.2	No Employment Rights Conferred

Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

7.3	Securities Requirements

The Company shall be under no obligation to effect the registration of any Shares to be issued hereunder pursuant to the Securities Act of 1933 or to effect similar compliance under any state securities laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The

Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Grantee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

If the Shares issuable on exercise of an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO ANY APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

7.4	Transferability

Incentive Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined under Code Section 414(p)); provided, however, only with respect to Incentive Awards consisting of Nonstatutory Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family members, (iii) a partnership in which such Immediate Family members are the only partners, or (iv) any other entity owned solely by Immediate Family members; provided that (A) there may be no consideration for any such transfer, (B) the Incentive Agreement pursuant to which such Nonstatutory Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7.4, (C) subsequent transfers of transferred Nonstatutory Stock Options shall be prohibited except in accordance with clauses (a) and (b) (above) of this sentence, and (D) there may be no transfer of any Incentive Award in a listed transaction as described in IRS Notice 2003-47 (or its successor). Following any permitted transfer, the Nonstatutory Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, however, the term “Grantee” shall be deemed to refer to the transferee. The events of termination of employment, as set out in Section 7.7 and in the Incentive Agreement, shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.

Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee shall remain subject to withholding taxes upon exercise. In addition, the Company and the Committee shall have no obligation to provide any notices to any Grantee or any permitted transferee of an Incentive Award, including, for example, notice of the expiration of an Incentive Award following the original Grantee’s termination of employment.

The designation by a Grantee of a beneficiary of an Incentive Award shall not constitute a transfer of the Incentive Award. No transfer by will or by the laws of descent and distribution shall be effective to bind the

Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 7.4 shall be void and ineffective. All determinations under this Section 7.4 shall be made by the Committee in its discretion.

Except as provided in this Section 7.4, Incentive Awards may be exercised during the lifetime of the Grantee only by the Grantee or by the Grantee’s legally authorized representative as determined by the Committee.

7.5	Rights as a Shareholder

(a) No Shareholder Rights. Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a shareholder with respect to any Shares until the issuance of a stock certificate or other record of ownership for such Shares.

(b) Representation of Ownership. In the case of the exercise of an Incentive Award by a Person acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such Person. The Committee may also require such consents and releases of taxing authorities as it deems advisable.

7.6	Change in Stock and Adjustments

(a) Changes in Law or Circumstances. Subject to Section 7.8 (which only applies in the event of a Change in Control), in the event of any change in applicable law or any change in circumstances which results in or would result in dilution of any rights granted under the Plan, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should so determine, in its discretion, that such change equitably requires an adjustment in the number or kind of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, and (iii) the Option Price or other price per Share for outstanding Incentive Awards, but shall not result in the grant of any Stock Option with an exercise price that is less than 100% of the Fair Market Value per Share on the date of grant. The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

(b) Exercise of Corporate Powers. The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or an Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c) Recapitalization of the Company. Subject to Section 7.8 (which only applies in the event of a Change in Control), if while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and the number of Incentive Awards which may thereafter be exercised shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Option Price or Fair Market Value of the outstanding Incentive Awards shall be proportionately reduced;

and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Option Price or Fair Market Value of the outstanding Incentive Awards shall be proportionately increased. The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this Section 7.6(c).

(d) Issue of Common Stock by the Company. Except as hereinabove expressly provided in this Section 7.6 and subject to Section 7.8 in the event of a Change in Control, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Option Price or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards; provided, however, in such event, outstanding Shares of Restricted Stock shall be treated in the same manner for such purpose as outstanding unrestricted Shares of Common Stock.

(e) Assumption under the Plan of Outstanding Stock Options. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based incentive awards that were granted under a stock option plan (or other type of stock incentive plan or agreement) that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised stock option or other stock-based incentive award; such as, for example, retaining an existing exercise price under an outstanding stock option. Any such assumption and continuation of any such previously granted and unexercised incentive award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.4. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall reduce the Shares available for grants as provided in Section 1.4.

(f) Assumption of Incentive Awards by a Successor. Subject to the accelerated vesting and other provisions of Section 7.8 that apply in the event of a Change in Control, in the event of a Corporate Event (defined below), each Grantee shall be entitled to receive, in lieu of the number of Shares subject to Incentive Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of Shares which the Grantee would have received had the Grantee exercised the Incentive Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the Option Price and the number of Shares issuable on exercise of outstanding Stock Options). For this purpose, Shares of Restricted Stock shall be treated in the same manner as unrestricted outstanding Shares of Common Stock.

A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof). In the event of a Corporate Event, the Committee shall take whatever other action it deems to be appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

Notwithstanding the previous paragraph of this Section 7.6(f), but subject to the accelerated vesting and other provisions of Section 7.8 that apply in the event of a Change in Control, in the event of a Corporate Event (described in the previous paragraph), the Committee shall have the right and power to effectuate one or more of the following alternatives, in its discretion, with respect to outstanding Incentive Awards, which may vary among individual Grantees and Incentive Awards held by any individual Grantee:

(i)	cancel, effective immediately prior to the occurrence of the Corporate Event, an outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the exercise price of such Incentive Award, if any; provided, however, this subsection (i) shall be inapplicable to an Incentive Award granted within six (6) months before the occurrence of the Corporate Event if the Grantee is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Incentive Award after the expiration of six (6) months from the date of grant; or

(ii)	provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the Option Price or exercise price of the Incentive Award, if any, or in the number of Shares or amount of property (including cash) subject to the Incentive Award; or

(iii)	provide that thereafter upon the exercise of an Incentive Award that was previously granted, the Grantee shall be entitled to purchase or receive under such Incentive Award, in lieu of the number of Shares then covered by such Incentive Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Grantee would have been entitled pursuant to the terms of the agreement of the Corporate Event if, immediately prior to such Corporate Event, the Grantee had been the holder of record of the number of Shares then covered by such Incentive Award; provided, however, if such consideration is not solely common stock of the successor corporation, the Committee may, with the consent of the successor corporation, provide for the consideration to be received to be solely common stock of the successor corporation that is equal to the Fair Market Value of the per Share consideration received by the holders of Shares as the result of the Corporate Event; or

(iv)	provide for assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.

The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 7.6(f).

7.7	Termination of Employment, Death, Disability and Retirement

(a) Termination of Employment. Unless otherwise expressly provided in the Grantee’s Incentive Agreement or the Plan, if the Grantee’s Employment is terminated for any reason other than due to his death, Disability, Retirement or for Cause, any non-vested portion of any Stock Option or other Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Incentive Award that was vested as of his termination of Employment date for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement or (ii) ninety (90) days after the date of his termination of Employment.

(b) Termination of Employment for Cause. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, in the event of the termination of a Grantee’s Employment for Cause, all vested and non-vested Stock Options and other Incentive Awards granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m. (CST) on the date of such termination of Employment.

(c) Retirement. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon the termination of Employment due to the Grantee’s Retirement:

(i)	any non-vested portion of any outstanding Option or other Incentive Award shall immediately terminate and no further vesting shall occur; and

(ii)	any vested Option or other Incentive Award shall expire on the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of one (1) year after the date of his termination of Employment due to Retirement.

(d) Disability or Death. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon termination of Employment as a result of the Grantee’s Disability or death:

(i)	any non-vested portion of any outstanding Option or other Incentive Award shall immediately terminate upon termination of Employment and no further vesting shall occur; and

(ii)	any vested Incentive Award shall expire on the earlier of either (A) the expiration date set forth in the Incentive Agreement or (B) the one year anniversary date of the Grantee’s termination of Employment date.

The Committee shall determine whether a Disability for purposes of this Section 7.7(d) has occurred.

(e) Continuation. Subject to the conditions and limitations of the Plan and applicable law and regulation, in the event that a Grantee ceases to be an Employee, Outside Director or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award; (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award; or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Incentive Award, a written amendment to the Grantee’s Incentive Agreement shall be required. No amendment to a Grantee’s Incentive Award shall be made to the extent compensation payable pursuant thereto as a result of such amendment would be considered deferred compensation that is subject to taxation under Code Section 409A, unless otherwise determined by the Committee.

7.8	Change in Control

(a) Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), the following actions shall automatically occur as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the individual Grantee’s Incentive Agreement (in which case the Incentive Agreement will control):

(i)	all of the Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable;

(ii)	all of the restrictions and conditions of any Restricted Stock Awards, Restricted Stock Units and any Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired, and thus each such Incentive Award shall become free of all restrictions and fully vested; and

(iii)	all of the Performance-Based Awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.

(b) As used herein and for all purposes of this Plan, the term “Change in Control” means, with respect to any Incentive Award that is subject to, and not exempt under, Code Section 409A, the occurrence of any one or more of the following events:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in Section 0 (below) are satisfied; or

(ii)	The acquisition, within any 12-month period, by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (i) the then Outstanding Common Stock or (ii) the Outstanding Company Voting Securities; provided, however, that the following acquisitions in such a 12-month period shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a Merger if, following such Merger, the conditions described in Section 0 (below) are satisfied; or

(iii)	During a 12-month period, individuals who constitute the Board of Directors of the Company as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iv)	The consummation of a Merger involving the Company, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger; or

(v)

The sale or other disposition, during a 12-month period, of more than forty percent (40%) of the assets of the Company, unless immediately following such sale or other disposition, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (ii) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(c) As used herein and for all purposes of this Plan, the term “Change in Control” means, with respect to any Incentive Award that is not subject to, or which is exempt under, Code Section 409A, the occurrence of any one or more of the following events:

(i)	any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; or

(ii)	any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; or

(iii)	the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv)	the cessation of control (by virtue of their not constituting a majority of the directors) of the Board by the Incumbent Board; or

(v)	the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 20% of the voting power of the Outstanding Company Voting Securities by any Person who beneficially owned less than 15% of the voting power of the Outstanding Company Voting Securities on the Effective Date, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Outstanding Company Voting Securities by any person or group who beneficially owned at least 15% of the voting power of the Outstanding Company Voting Securities on the Effective Date; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Incumbent Board; or

(vi)	in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

Notwithstanding any of the foregoing provisions of this Section 7.8, to the extent that any payment (or acceleration of payment) hereunder is considered to be deferred compensation that is subject to, and not exempt under, Code Section 409A, then the term Change in Control hereunder shall be construed to have the meaning as set forth in Code Section 409A with respect to the payment (or acceleration of payment) of such deferred compensation, but only to the extent inconsistent with the foregoing provisions of the Change in Control definition (above) as determined by the Incumbent Board.

In the event that any acceleration of vesting pursuant to an Incentive Award and any other payment or benefit received or to be received by a Grantee under the Plan in connection with a Change in Control would subject a Grantee to any excise tax pursuant to Code Section 4999 (which excise tax would be the Grantee’s obligation) due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Code Section 280G, the Grantee may elect, in his discretion, to reduce the amount of any acceleration of vesting, payment or benefit called for under an Incentive Award in order to avoid such characterization.

7.9	Exchange of Incentive Awards

Subject to Section 7.10, the Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards. No exchange of Incentive Awards shall be made under this Section 7.9 if such surrender causes any Incentive Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A unless otherwise determined by the Committee.

7.10	Repricing Prohibited

Except as contemplated by the provisions of Section 7.6, outstanding Stock Options and Stock Appreciation Rights will not be “repriced” for any reason without the prior approval of the Company’s shareholders. For purposes of the Plan, a “repricing” means lowering the Option Price of an outstanding Stock Option or SAR or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles, and includes a tandem cancellation of a Stock Option or SAR at a time when its Option Price exceeds the fair market value of the underlying Common Stock and exchange for another Stock Option, SAR, other Incentive Award, other equity security or a cash payment.

SECTION 8.

GENERAL

8.1	Effective Date and Grant Period

The Plan shall be effective upon the Effective Date, provided that it has been approved by the shareholders of the Company within twelve (12) months after the Effective Date. Incentive Awards may be granted under the Plan at any time prior to receipt of such shareholder approval; provided, however, if the requisite shareholder approval is not obtained within such 12-month period, any Incentive Awards granted hereunder shall automatically become null and void and of no force or effect. Notwithstanding the foregoing, any Incentive Award that is intended to satisfy the Performance-Based Exception shall not be granted until the terms of the Plan are disclosed to, and approved by, shareholders of the Company in accordance with the requirements of the Performance-Based Exception. No Incentive Awards may be granted under the Plan on or after the date which is ten (10) years following the Effective Date. The Plan shall remain in effect until all Incentive Awards granted under the Plan have been satisfied or expired.

8.2	Funding and Liability of Company

No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. The Company, Affiliate, Board, and Committee shall not be required to give any security or bond for the performance of any obligation that may be created by the Plan.

8.3	Withholding Taxes

(a) Tax Withholding. The Company or any Affiliate is authorized to withhold from any Incentive Award, from any payment due or transfer made under the Incentive Award or the Plan, or from any compensation or other amount owing to a Grantee, the amount (in cash, Shares, other securities, other Incentive Awards or other property) of any applicable withholding taxes with respect to an Incentive Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Incentive Award or under the Plan, and to take any other action that is necessary, in the opinion of the Company or Affiliate, to satisfy all obligations for the payment of the taxes. Notwithstanding the foregoing, in the event of an assignment or transfer of a Nonstatutory Stock Option pursuant to Section 7.4, the Grantee who assigns the Nonstatutory Stock Option shall remain subject to withholding taxes upon exercise of the Nonstatutory Stock Option by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Payment for such tax shall be required to be made prior to the delivery of any Shares. The payment may be made in cash, by check, or through the delivery of Shares owned by the Grantee or transferee (which may be effected by the actual delivery of Shares or by the Company’s withholding of a number of Shares to be issued upon the exercise of a Nonstatutory Stock Option, if applicable), which Shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

(b) Share Withholding. With respect to tax withholding required upon the exercise of Stock Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Award, the Grantee may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum withholding taxes which could be imposed on the transaction as determined by the Committee. All such elections shall be made in writing, signed by the Grantee, and remain subject to any restrictions or limitations that the Committee, in its discretion, deems to be appropriate.

8.4	No Guarantee of Tax Consequences

Neither the Company nor any Affiliate nor the Board nor the Committee makes any commitment or guarantee to any Grantee or other Person that any federal, state, local or foreign tax treatment will apply or be available to any Grantee or other Person participating or eligible to participate hereunder.

Neither the Company nor any Affiliate nor the Board, nor the Committee shall be liable to any Grantee or any other Person as to any tax consequences expected, but not realized, or realized, but not expected, by any Grantee or other Person due to the grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving any Incentive Award. Although the Company and its Affiliates may endeavor to (a) qualify an Incentive Award for favorable tax treatment in a jurisdiction or (b) avoid adverse tax treatment for an Incentive Award, the Company makes no representation to that effect and expressly disavows any covenant or other obligation to obtain or maintain any favorable or avoid any unfavorable tax treatment.

8.5	Designation of Beneficiary by Participant

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee (or its delegate), and received and accepted during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

8.6	Deferrals

Subject to any requirements that apply to preclude taxation under Code Section 409A, the Committee in its discretion, may permit a Grantee to defer the receipt of the payment of cash or the delivery of Shares under the terms of his Incentive Agreement that would otherwise be due and payable by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or another form of Incentive Award.

8.7	Amendment and Termination of Plan

The Board shall have the power and authority to terminate or amend the Plan at any time in its discretion; provided, however, the Board shall not, without the approval of the shareholders of the Company within the time period required by applicable law:

(a) except as provided in Section 7.6, increase the maximum number of Shares that may be issued under the Plan pursuant to Section 1.4;

(b) amend the requirements as to the class of Employees eligible to receive Incentive Awards under the Plan;

(c) extend the term of the Plan;

(d) while the Company is a Publicly Held Corporation (i) increase the maximum limits on Incentive Awards to Covered Employees as set for compliance with the Performance-Based Exception; (ii) decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act (to the extent Section 16 of the Exchange Act is applicable to the Company); or (iii) delete or limit the provisions of Section 7.10 (repricing prohibition).

In addition, to the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Common Stock is then listed or quoted, if applicable, or (b) Code Section 162(m) or any other provision of the Code (or regulations promulgated thereunder), require shareholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the amendment of the Plan shall not be effective unless approved by the requisite vote of the shareholders of the Company entitled to vote thereon.

Subject to the provisions of the last paragraph of this Section 8.7, no amendment, modification, suspension, discontinuance or termination of the Plan shall impair the rights of any Grantee under any Incentive Award previously granted under the Plan without such Grantee’s consent; provided, however, such consent shall not be required with respect to any Plan amendment, modification or other such action if the Committee determines, in its discretion, that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Grantee under such Incentive Award.

The Committee may waive any conditions or restrictions under, amend or modify the terms and conditions of, or cancel or terminate any outstanding Incentive Award at any time and from time to time; provided, however, subject to Section 7.10 and the provisions of the last paragraph of this Section 8.7 and the provisions of the applicable Incentive Agreement, no such amendment, modification, cancellation or termination shall impair the rights of a Grantee under an Incentive Award without such Grantee’s consent; provided, however, such consent shall not be required with respect to any amendment, modification or other such action if the Committee determines, in its discretion, that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Grantee under such Incentive Award.

Notwithstanding any other provision of the Plan or any Incentive Agreement to the contrary, the Committee may, in its discretion and without the consent of any Grantee, amend the Plan or any Incentive Agreement, to take effect retroactively or otherwise, as it deems to be necessary in order for the Company, the Plan, the Incentive Award or the Incentive Agreement to satisfy or conform to any applicable law, regulation or rule, or to meet the requirements of any applicable accounting standard.

8.8	Requirements of Law and Securities Exchanges.

The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing Shares delivered under the Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law or regulation. The Committee may cause a legend or legends to be placed upon such certificates to make appropriate reference to such restrictions.

The Company shall not be required to sell or issue any Shares under any Incentive Award if the sale or issuance of such Shares would constitute a violation by the Grantee or any other individual exercising the Incentive Award, or the Company, of any provision of any law or regulation of any governmental authority, including without limitation, any federal or state securities law or regulation. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Incentive Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase or sale of Shares hereunder, no Shares may be issued or purchased or sold to the Grantee or any other individual pursuant to an Incentive Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Incentive Award. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Incentive Award or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Incentive Award shall not be exercisable until the Shares covered thereby are registered or are exempt from registration, the exercise of such Incentive Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

All Shares issuable under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities laws, rules and regulations and the rules of any securities exchange or similar entity. The Committee may place legends on any certificate evidencing Shares or issue instructions to the transfer agent to reference restrictions applicable to the Shares.

8.9	Treatment for Other Compensation Purposes

The amount of any compensation received or deemed to be received by a Grantee pursuant to an Incentive Award shall not be deemed part of a Grantee’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws, and shall not be included in or have any effect on the determination of benefits under any other compensation or benefit plan, program or arrangement of the Company or an Affiliate, including any retirement or severance benefits plan, unless otherwise expressly provided by the terms of any such other plan, program or arrangement.

8.10	No Obligation to Exercise Awards; No Right to Notice of Expiration Date

An Incentive Award of a Stock Option or a Stock Appreciation Right imposes no obligation upon the Grantee to exercise the Incentive Award. The Company, its Affiliates and the Committee have no obligation to inform a Grantee of the date on which a Stock Option or SAR is no longer exercisable even if such expiration is not set forth in the Incentive Agreement.

8.11	Rule 16b-3 Securities Law Compliance for Insiders

While the Company is a Publicly Held Corporation, transactions under the Plan with respect to Insiders are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act to the extent Section 16 of the Exchange Act is applicable to the Company. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention, and to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

8.12	Compliance with Code Section 162(m) for Publicly Held Corporation

While the Company is a Publicly Held Corporation, unless otherwise determined by the Committee with respect to any particular Incentive Award, it is intended that the Plan shall comply fully with the applicable requirements so that any Incentive Awards subject to Section 162(m) that are granted to Covered Employees shall qualify for the Performance-Based Exception. If any provision of the Plan or an Incentive Agreement would disqualify the Plan or would not otherwise permit the Plan or Incentive Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed to be amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided, however, no such construction or amendment shall have an adverse effect on the prior grant of an Incentive Award or the economic value to a Grantee of any outstanding Incentive Award.

8.13	Compliance with Code Section 409A

It is intended that Incentive Awards granted under the Plan shall be exempt from, or if not exempt, in compliance with, the applicable requirements to preclude taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant. In that respect, the Company, by action of its Board, reserves the right to amend the Plan, and the Board and the Committee each reserve the right to amend any outstanding Incentive Agreement, to the extent deemed necessary or appropriate, in its discretion, either to exempt such Incentive Award from taxation under Code Section 409A or to comply with the requirements of Code Section 409A to preclude taxation thereunder.

The Plan is intended to comply, and shall be administered consistently in all respects, with Code Section 409A and the regulations and additional guidance promulgated thereunder to the extent applicable. Accordingly, the Company shall have the authority to take any action, or refrain from taking any action, with respect to the Plan or any Incentive Award hereunder that is reasonably necessary to ensure compliance with Code Section 409A (provided that the Company shall choose the action that best preserves the value of payments and benefits provided to Grantee that is consistent with Code Section 409A). The Plan shall be interpreted in a manner that is consistent with Code Section 409A. In furtherance, but not in limitation of the foregoing:

(a) in no event may a Grantee designate, directly or indirectly, the calendar year of any payment to be made hereunder; and

(b) to the extent that a Grantee is a “specified employee” within the meaning of Code Section 409A, payments, if any, that constitute a “deferral of compensation” under Code Section 409A and that would otherwise become due during the first six months following such Grantee’s termination of Employment shall be delayed and all such delayed payments shall be paid in full in the seventh month after such termination date, provided that the above delay shall not apply to any payment that is excepted from coverage under Code Section 409A, such as a payment covered by the short-term deferral exception under Code Section 409A.

8.14	Notices

(a) Notice From Insiders to Secretary of Change in Beneficial Ownership. To the extent Section 16 of the Exchange Act is applicable to the Company, within two business days after the date of a change in beneficial ownership of Shares of Common Stock issued or delivered pursuant to the Plan, each Insider should report to the Secretary of the Company (or his delegate) any such change to the beneficial ownership of the Shares that is required to be reported by such Insider by Rule 16(a)-3 under the Exchange Act. Whenever reasonably feasible, the Insider will provide the Company with advance notification of such change in beneficial ownership.

(b) Notice to Insiders and Securities and Exchange Commission. To the extent applicable, the Company shall provide notice to any Insider of any “blackout period,” as defined in Section 306(a)(4) of the Sarbanes-Oxley Act of 2002, in any case in which such Insider is subject to the requirements of Section 304 of said Act in connection with the “blackout period.”

8.15	Pre-Clearance Agreement with Brokers

Notwithstanding anything in the Plan to the contrary, no Shares issued pursuant to the Plan will be delivered to a broker or dealer that receives such Shares for the account of an Insider unless and until the broker or dealer enters into a written agreement with the Company whereby such broker or dealer agrees to report immediately to the Secretary of the Company (or other designated Person) a change in the beneficial ownership of such Shares.

8.16	Successors to Company

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

8.17	Miscellaneous Provisions

(a) No Employee, Consultant, Outside Director, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Consultant, or Outside Director any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

(b) The expenses of the Plan shall be borne by the Company.

(c) By accepting any Incentive Award, each Grantee and each Person claiming by or through Grantee shall be deemed to have indicated his complete acceptance of all the terms and conditions of the Plan and the Incentive Agreement.

(d) The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

8.18	Severability

If any provision of the Plan or any Incentive Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Incentive Award, or would disqualify the Plan or Incentive Award under any law deemed applicable by the Committee, such provision shall be (a) construed or deemed amended to conform to applicable law or (b) if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Incentive Award, such provision shall be stricken as to such jurisdiction, Person or Incentive Agreement, and thereafter the remainder of the Plan and any such Incentive Agreement shall remain in full force and effect.

8.19	Rules of Construction

The section and other headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan. Unless the context clearly requires otherwise: (a) words of the masculine gender used herein shall include the feminine and neuter; (b) references to the plural include the singular and to the singular include the plural; (c) the terms “includes” and “including” are not limiting; (d) the term “or” has the inclusive meaning represented by the phrase “and/or”; and (e) any grammatical form or variant of a term defined in the Plan shall be construed to have a meaning corresponding to the definition of the term set forth herein. The terms “hereof,” “hereto,” “hereunder” and similar terms in the Plan refer to the Plan as a whole and not to any particular provision of the Plan.

8.20	Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, on this                     , 2014, to be effective as of the Effective Date.

ULTRA PETROLEUM CORP.

By:
Michael D. Watford
Chairman of the Board,
President, and Chief Executive Officer

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com MR SAM SAMPLE 123 SAMPLES STREET Security Class COMMON SAMPLETOWN SS X9X 9X9 Holder Account Number C1234567890 X X X Form of Proxy - Annual and Special Meeting of Shareholders to be held on May 20, 2014 This Form of Proxy is solicited by and on behalf of our Board of Directors. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. Fold 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 10:00 AM (Central Daylight Time) on Thursday, May 15, 2014. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! . . To Vote Using the Telephone To Vote Using the Internet Call the number listed BELOW from a touch tone the following web site: telephone. www.investorvote.com 1-866-732-VOTE (8683) Toll Free Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 123456789012345 24FE14094_011IPB CPUQC01.E.INT/000001/i1234

MR SAM SAMPLE C1234567890 XXX 123 Appointment of Proxyholder I/We, being holder(s) of Ultra Petroleum Corp. hereby appoint: Print the name of the person you are Michael D. Watford, or failing him, Garrett B. Smith, appointing if this person is someone OR other than the Chairman of the Meeting. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of Shareholders of Ultra Petroleum Corp. to be held at The Hyatt North Houston, 425 N. Sam Houston Parkway E., Houston, Texas 77060, on Tuesday, May 20, 2014 at 10:00 AM (Central Daylight Time) and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors For Withhold Against For Withhold Against For Withhold Against 01. Michael D. Watford 02. W. Charles Helton 03. Stephen J. McDaniel Fold 04. Roger A. Brown 05. Michael J. Keeffe For Against Abstain 2. Appointment of Auditors Appointment of Ernst & Young LLP as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration. For Against Abstain 3. Approval and Ratification of 2015 Stock Incentive Plan Our Board recommends shareholders vote “FOR” the approval and ratification of the 2015 Ultra Petroleum Corp. Stock Incentive Plan. In the absence of instructions to the contrary, the shares represented by properly completed and deposited proxy will be voted for the approval of the Plan. For Against Abstain 4. Non-Binding Advisory Vote on Executive Compensation Resolved, the shareholders of Ultra Petroleum Corp. approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative discussion, in its most recent proxy statement. Fold Signature(s) Date Authorized Signature(s) – This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions DD / MM / YY are indicated above, this Proxy will be voted as recommended by Management. . Interim Financial Statements – Mark this box if you Annual Financial Statements – Mark this box if you Information Circular – Mark this box if you would like to would like to receive Interim Financial Statements and would like to receive the Annual Financial Statements receive the Information Circular by mail for the next accompanying Management’s Discussion and Analysis and accompanying Management’s Discussion and securityholders’ meeting. by mail. Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. UPQQ 049490 AR1 999999999999 24FE14094_011IQC